Exhibit 4.6

Execution Version

ACAR LEASING LTD.,

as Borrower,

AMERICREDIT FINANCIAL SERVICES, INC.,

as Lender and as Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and as Collateral Agent

SECOND AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

Dated as of January 24, 2018

i

ii

EXHIBITS

Exhibit A - Form of Exchange Note	A-1
Exhibit B - Form of UCC Notice of Security Interest	B-1

APPENDICES

Appendix A - Definitions

iii

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of January 24, 2018 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among ACAR LEASING LTD., a Delaware statutory trust (the “Borrower”), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation as lender (in such capacity, the “Lender”) and as servicer (in such capacity, the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

WHEREAS the parties to this Agreement intend to amend and restate the Credit and Security Agreement, dated as of January 31, 2011 (the “Original Credit and Security Agreement”) and as of May 23, 2013 (the “Amended Credit and Security Agreement” and together with the Original Security Agreement, the “Prior Security Agreements”) among the parties, on the terms and conditions contained in this Agreement.

WHEREAS the Borrower desires to borrow amounts from the Lender from time to time to finance its purchase of certain motor vehicles and lease agreements relating thereto;

WHEREAS the Lender is willing to loan amounts to the Borrower to finance such purchases in accordance with the terms set forth herein; and

WHEREAS the Lender and the Borrower agree that from time to time the Lender shall be entitled to request that certain Exchange Notes be issued to it in accordance with the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. Capitalized terms used in this Agreement that are not otherwise defined herein or in the Definitions Appendix to any Exchange Note Supplement entered into pursuant to this Agreement shall have the meanings assigned to them in Appendix A hereto, or, if not defined therein, in the Titling Trust Agreement.

SECTION 1.2. Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

SECTION 1.3. Amendment and Restatement. This Agreement amends and restates in full the Amended Credit and Security Agreement, with effect as of the date of this Agreement, and the parties confirm that (a) all prior actions made pursuant to the Prior Security Agreements are effective as if made under this Agreement on the date made, and (b) no provision of this Agreement is intended to result in the duplication of any such prior action by any party.

ARTICLE II

THE LENDING FACILITY

SECTION 2.1. Amount and Terms of the Lending Facility.

(a) During the Lending Period, the Lender will make advances (“Advances”) from time to time to the Borrower on the terms and conditions set forth herein. Any Advances made hereunder will be repaid by the Borrower and further Advances may be made on a revolving basis by the Lender to the Borrower, in each case on the terms and conditions set forth herein. Advances will be made during the Lending Period only (i) on Business Days, and (ii) if, after the related Advance, the Lending Facility Balance does not exceed either (A) the Lending Facility Amount or (B) the Borrowing Base.

(b) The Administrative Agent will record on its books the Lending Facility Balance from time to time based solely on the reports provided by the Servicer pursuant to the Basic Servicing Agreement and taking into account any reduction in the Lending Facility Balance due to the issuance of Exchange Notes in accordance with the terms set forth herein. The failure of the Administrative Agent to make, or any error in making, any such recordation will not affect the obligations of the Borrower with respect to the Lending Facility or the Advances.

(c) The proceeds of each Advance will be used by the Borrower to purchase from a Dealer one or more Leased Vehicles and/or Lease Agreements. Each such Leased Vehicle and/or Lease Agreement will be maintained as Collateral pursuant to this Agreement.

(d) The Lender shall make Advances to the Borrower in the amounts required to pay to the relevant Dealers the purchase price for (i) Leased Vehicles or (ii) Lease Agreements that the Servicer has caused such Dealers to assign, or originate on behalf of, the Borrower from time to time pursuant to the related Dealer Agreements. Notwithstanding the foregoing, with respect to the purchase of Replacement Vehicles pursuant to any Like Kind Exchange, (i) the amount of such Advances will be reduced by the amount received by the Qualified Intermediary pursuant to Section 2.11 of the Basic Servicing Agreement that is used to fund such purchase, and (ii) under the instruction and with the assistance of the Servicer, the Qualified Intermediary will use such amounts to pay the relevant Dealers the purchase price for the Replacement Vehicles that the Servicer has caused the Dealers to assign to the Borrower. The Borrower shall apply the proceeds of Advances to pay the purchase prices of the Leased Vehicles to the related Dealers. Except in connection with the purchase of Replacement Vehicles pursuant to any Like Kind Exchange, in lieu of making Advances directly to the Borrower and having the Borrower pay the Dealers, the Lender may, on behalf of the Borrower, pay or cause to be paid the amounts of such Advances directly to the Dealers to whom payment is due. For the purpose of purchasing Replacement Vehicles pursuant to any Like Kind Exchange, in lieu of paying the Advances to the Borrower and having the Borrower transfer such amounts to the Qualified Intermediary, the Lender, on behalf of the Borrower, may transfer or cause to be transferred the amount of such Advances directly to the Qualified Intermediary.

(e) Repayment of the Lending Facility Balance will be made on each Payment Date in the manner and in the amount set forth in Section 10.2. If on any Payment Date the Borrowing Base as of the start of business on the first (1st) day of the related Collection Period exceeds the Borrowing Base as of the close of business on the last day of the related Collection Period then the amount of such excess (the “Lending Facility Principal Payment Amount”) shall be due and payable on such Payment Date. The entire outstanding Lending Facility Balance will become due and payable on the Lending Facility Termination Date. The Lender, from time to time, may adjust the Advance Rate by providing notice to the Borrower and the Servicer of the new Advance Rate, determined by the Lender in its sole discretion. Such new Advance Rate shall be effective as of the start of business on the first (1st) day of the Collection Period in which such notice is received by the Borrower and the Servicer.

(f) The Lender, in its sole discretion, may terminate the Lending Period upon not less than thirty (30) Business Days’ prior written notice to the Borrower and the Administrative Agent. The Borrower may terminate the Lending Period upon not less than thirty (30) Business Days’ prior written notice to the Lender and the Administrative Agent. At the request of the Borrower, the Lender, in its sole discretion, may extend the Lending Facility Termination Date by notifying the Borrower of the new Lending Facility Termination Date. If no such notice is received by the Borrower by the close of business on the tenth (10th) calendar day prior to the then-current Lending Facility Termination Date, the Lender will be deemed to have declined the request of the Borrower to extend the Lending Facility Termination Date and the Lending Facility Termination Date will remain unchanged.

(g) At the request of the Borrower, the Lender, in its sole discretion, may increase the Lending Facility Amount by notifying the Borrower and the Administrative Agent of the new Lending Facility Amount. The Lender, in its sole discretion, may reduce the Lending Facility Amount upon not less than thirty (30) Business Days’ prior written notice to the Borrower and the Administrative Agent and the Borrower, in its sole discretion, may reduce the Lending Facility Amount upon not less than thirty (30) days’ prior written notice to the Lender and the Administrative Agent; provided, that in either case the Lending Facility Amount may not be reduced to an amount that is less than the Lending Facility Balance as of the date on which the related notice is provided.

SECTION 2.2. Interest on the Lending Facility.

(a) Except as otherwise provided in this Agreement, during each Collection Period until the principal amount of the Lending Facility Balance has been paid in full, the Lending Facility Balance will bear interest at a rate per annum equal to the applicable Lending Facility Interest Rate for such Collection Period.

(b) Except as otherwise provided in this Agreement, all accrued and unpaid interest for each Collection Period will be payable in arrears on the related Payment Date during the term of this Agreement. All accrued and unpaid interest with respect to the Lending Facility will be due and payable on the Lending Facility Termination Date.

SECTION 2.3. Payments.

(a) All amounts to be paid hereunder by or on behalf of the Borrower to the Lender will be paid by the deposit of such amounts to the account designated by the Lender in immediately available funds in U.S. Dollars on the date on which such amount is due. If the date for any payment or prepayment under this Agreement is extended by operation of law or otherwise, interest with respect thereto will be payable at the Lending Facility Interest Rate during such extension period.

(b) For so long as AmeriCredit is serving as both the Lender and the Servicer, it may retain for its own account Collections on the Lending Facility Pool to pay amounts payable to it as the Lender, as the Servicer or in any other capacity pursuant to this Agreement, the Basic Servicing Agreement, any Servicing Supplement or any other relevant Basic Document. To the extent that AmeriCredit elects to retain any such amounts, the amounts due to the Servicer or the Lender, as applicable, will be deemed paid in full and will not be payable on any succeeding Payment Date. However, AmeriCredit and the Borrower will account for all payments and deposits in the same manner as if such amounts had been deposited into the Lending Facility Collection Account and distributed in the manner set forth in Article X on the applicable Payment Date.

SECTION 2.4. Calculation of Interest Rates.

(a) The Lender will calculate the Lending Facility Interest Rate that is applicable for each Interest Period (in each case, at a rate per annum rounded, if necessary, to the nearest 1/100,000 of 1%) and the corresponding amount of interest that is payable on the related Payment Date. The determination of the Lending Facility Interest Rate by the Lender will be final and binding upon all parties absent manifest error.

(b) The Exchange Note Interest Rate for each Exchange Note will be calculated in the manner set forth in the related Exchange Note Supplement.

ARTICLE III

APPOINTMENT OF COLLATERAL AGENT

AND GRANT OF SECURITY

SECTION 3.1. Appointment of Collateral Agent; Duties of Collateral Agent.

(a) The Lender appoints Wells Fargo Bank, National Association as Collateral Agent for the benefit of the Secured Parties. Wells Fargo Bank, National Association accepts such appointment and agrees to perform the duties of the Collateral Agent under this Agreement.

(b) The Collateral Agent will:

(i) hold a security interest in all Collateral for the benefit of the Secured Parties;

(ii) execute and deliver all supplements and amendments to this Agreement (including all Exchange Note Supplements) and all financing statements, continuation statements, instruments of further assurance and other instruments, and take such other action necessary or advisable (including recording such financing statements or other instruments in a public filing office), in each case, as prepared for execution and directed by the Servicer, to:

(A) maintain or preserve the security interest (and the priority of such security interest) granted under Section 3.2(a) of this Agreement or carry out the purposes of this Agreement;

(B) perfect, publish notice of or protect the validity of any security interest granted pursuant to this Agreement;

(C) enforce the Collateral; and

(D) preserve and defend title to the Collateral and the rights of the Secured Parties in such Collateral against the claims of all Persons;

(iii) cooperate with the Servicer to cause the Certificate of Title for each Collateral Leased Vehicle to reflect “Wells Fargo Bank, N.A., as Collateral Agent” or such substantially similar words as the relevant Governmental Authority will accept and as are acceptable to the Collateral Agent and the Servicer, as the recorded lienholder or recorded holder of a security interest in such Collateral Leased Vehicle (except to the extent that such actions have been taken by the Servicer pursuant to Section 2.4 of the Basic Servicing Agreement);

(iv) with respect to each Collateral Leased Vehicle that is permitted or required by the Basic Documents to be sold or otherwise disposed of by the Borrower, take all action necessary to cause (A) the security interest granted pursuant to Section 3.2 in such Collateral Leased Vehicle to be released and (B) the evidence of the Collateral Agent as lienholder on the related Certificate of Title to be removed, in each case as prepared and directed by the Servicer;

(v) take the actions required to be taken by the Collateral Agent pursuant to Article VI following an Lending Facility Default or an Exchange Note Default; and

(vi) take the other actions required to be taken by the Collateral Agent under this Agreement.

(c) The Borrower will pay the Collateral Agent as compensation for the Collateral Agent’s services under this Agreement such fees as have been separately agreed upon from time to time between the Borrower and the Collateral Agent. The Borrower will reimburse the Collateral Agent for all liabilities and reasonable out-of-pocket expenses incurred by the Collateral Agent, including costs of collection, and the reasonable compensation, expenses and disbursements of the Collateral Agent’s agents, counsel, accountants and experts, but excluding any expenses incurred by the Collateral Agent through the Collateral Agent’s own willful misconduct, negligence, or bad faith. The obligations of the Borrower to the Collateral Agent pursuant to this Section 3.1(c) will survive the termination of this Agreement and resignation or removal of the Collateral Agent. Any expenses incurred by the Collateral Agent after the occurrence of a Lending Facility Default or an Exchange Note Default are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or State bankruptcy, insolvency or similar law.

SECTION 3.2. Security Interest.

(a) The Borrower hereby Grants to the Collateral Agent, not in its individual capacity but solely in its capacity as Collateral Agent for the benefit of the Secured Parties, all of the Borrower’s right, title and interest in and to the Collateral (whether now owned or existing or hereafter acquired or arising). This Agreement shall constitute a “security agreement” under applicable law.

(b) The foregoing grant is made to secure (i) the payment of principal of and interest on and any other amounts owed in respect of, the Advances and any Exchange Notes and (ii) compliance by the Borrower with the provisions of this Agreement (the obligations described in clauses (i) and (ii), the “Secured Obligations”), in each case for the benefit of the Secured Parties.

(c) The Borrower authorizes the Collateral Agent, the Administrative Agent and the Servicer to file any Record or Records (as such term is defined in the applicable UCC), including financing statements or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as are necessary or advisable to perfect, and continue the perfection of, the security interest granted to the Collateral Agent under this Agreement, including any amendments or supplements hereto. Such financing statements may describe the Collateral in any manner as the Collateral Agent may determine is necessary, advisable or prudent to ensure the perfection of the security interest granted to the Collateral Agent under this Agreement.

(d) The Collateral Agent hereby makes the following representations and warranties on which the Borrower and the Lender shall rely:

(i) the Collateral Agent is a national banking association duly organized and validly existing under the laws of the United States with the power and authority to own its properties and to conduct its business as such properties are currently owned by such business is presently conducted; and

(ii) the Collateral Agent has full power, authority and legal right to execute, deliver and perform this Agreement and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

SECTION 3.3. Release of Collateral.

(a) The Collateral Agent may, and when required by this Agreement will, execute instruments provided to it for execution in order to release property from the security interest granted pursuant to Section 3.2, or convey the Collateral Agent’s interest in the same, in a manner and under circumstances consistent with this Agreement. The Collateral Agent will release property from the security interest granted pursuant to Section 3.2 only pursuant to and in accordance with this Agreement. The Collateral Agent may fully rely upon an Officer’s Certificate and an Opinion of Counsel in connection with any such release. Counsel rendering any such Opinion of Counsel may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Collateral Agent, in connection with any such action.

(b) The Collateral Agent will be deemed to release, and does release, any and all Liens and other rights and interests it possesses or may possess from time to time, without further action of the parties, in, to and under a Collateral Leased Vehicle, the proceeds thereof and the rights of the related Borrower and/or AmeriCredit (individually or as Servicer) under any contract or agreement for the sale or other disposition of such Collateral Leased Vehicle (including pursuant to any insurance policy with respect to or covering such Collateral Leased Vehicle), effective immediately prior to the sale or other disposition of such Collateral Leased Vehicle (provided that the Servicer will deposit all proceeds of such Collateral Leased Vehicle in accordance with the Basic Servicing Agreement and, if applicable, the related Servicing Supplement thereto).

(c) No party relying upon an instrument executed by the Collateral Agent as provided in this Section 3.3 is required to verify the Collateral Agent’s authority, inquire into the satisfaction of any conditions precedent or require evidence as to the application of any monies.

(d) The Collateral Agent, at such time as the Secured Obligations and all sums due to the Administrative Agent pursuant to Section 7.5 have been paid in full, will release the Collateral from the security interest granted pursuant to Section 3.2 and release to the Borrower or any other Person entitled thereto any funds then on deposit in any Collection Account.

(e) Upon the request of the Borrower, the Collateral Agent agrees to execute and deliver any termination statements for filing under the provisions of the UCC of any applicable jurisdiction pursuant to Section 3.1(b)(ii) in connection with the release of the security interest granted pursuant to Section 3.2.

ARTICLE IV

THE EXCHANGE NOTES

SECTION 4.1. Issuance of Exchange Notes; Form.

(a) From time to time the Lender may direct the Borrower to issue all or a portion of the Lending Facility Balance in the form of one or more definitive exchange notes (each an “Exchange Note”). The Lender and the Borrower will agree to the terms of each Exchange Note, which terms will be set forth in a supplement to this Agreement (each, an “Exchange Note Supplement”).

(b) Each Exchange Note Supplement will designate all or a portion of the Collateral Lease Agreements and Collateral Leased Vehicles included in the Lending Facility Pool as the “Designated Pool” with respect to the related Exchange Note. Following any designation of Collateral Lease Agreements and Collateral Leased Vehicles to a Designated Pool such Collateral Lease Agreements and Collateral Leased Vehicles will no longer be a part of the Lending Facility Pool and may not be allocated to any other Designated Pool. Notwithstanding the foregoing, if any Collateral Lease Agreements and Collateral Leased Vehicles are reallocated from a Designated Pool in accordance with this Agreement, the Basic Servicing Agreement, the related Exchange Note Supplement or the related Servicing Supplement, then from the time of such reallocation they will no longer be part of such Designated Pool and instead will be part of the Lending Facility Pool and will be available for further allocation to a Designated Pool in accordance with this Section 4.1(b).

(c) Each Exchange Note will be payable solely from Collections on the Collateral Lease Agreements and Collateral Leased Vehicles in the related Designated Pool in accordance with the priorities in Article X and the applicable Exchange Note Supplement. For purposes of determining the Collections that are applicable to any Designated Pool, the Collateral Lease Agreements and Collateral Leased Vehicles included in such Designated Pool will be deemed to have been included in such Designated Pool from and after the Cutoff Date specified in the related Exchange Note Supplement.

(d) Each Exchange Note, together with the Administrative Agent’s certificate of authentication thereon, shall be issued in definitive form in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the related Exchange Note Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Authorized Officers executing such Exchange Notes, as evidenced by their execution of the Exchange Notes. Any portion of the text of any Exchange Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Exchange Note. Any Exchange Note issued prior to the amendment and restatement of this Agreement shall remain in full force and effect notwithstanding the fact that it is in the form set forth in (i) Exhibit A to the Original Credit and Security Agreement or (ii) Exhibit A to Amended Credit and Security Agreement.

(e) The definitive Exchange Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Exchange Notes, as evidenced by their execution of such Exchange Notes.

(f) Each Exchange Note shall be dated the date of its authentication.

(g) Each Exchange Note will, upon its execution and delivery, be issued to, and be payable in favor of, the Lender or such other Person as the Lender may direct in writing to the Borrower. Upon the issuance of each Exchange Note, the Lending Facility Balance will be reduced by an amount equal to the initial Exchange Note Balance of such Exchange Note and, if any Exchange Note is a revolving note, the Lending Facility Balance will be further reduced by an amount equal to any subsequent increase in the Exchange Note Balance of such Exchange Note subsequent to its Exchange Note Issuance Date, in all cases as reflected on the books and records of the Administrative Agent maintained pursuant to Section 2.1(b).

(h) No Collateral Lease or Collateral Leased Vehicle will be reallocated from a Designated Pool to the Lending Facility Pool except (i) in accordance with the terms of this Agreement, the Servicing Agreement, the related Exchange Note Supplement and the related Servicing Supplement or (ii) with the prior written consent of all related Exchange Noteholders.

SECTION 4.2. Issuance of Exchange Notes; Execution, Authentication and Delivery.

(a) The Exchange Notes shall be executed on behalf of the Borrower by any of its Authorized Officers. The signature of any such Authorized Officer on any Exchange Note may be manual, electronic or facsimile.

(b) Exchange Notes bearing the manual, electronic or facsimile signature of individuals who were at any time Authorized Officers of the Borrower shall bind the Borrower, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Exchange Notes or did not hold such offices at the date of such Exchange Notes.

(c) Prior to or concurrently with the delivery of any Exchange Note to the Administrative Agent for authentication, the Borrower, the Lender and the Collateral Agent will execute and deliver an Exchange Note Supplement which will specify the principal terms of such new Exchange Note or Exchange Notes, as applicable.

(d) Each Exchange Note Supplement will specify:

(i) the date on which the related Exchange Note(s) will be issued (each, an “Exchange Note Issuance Date”);

(ii) the class(es) of the Exchange Note(s) being issued;

(iii) the initial Exchange Note Balance of the related Exchange Note(s) being issued;

(iv) an initial Schedule of Designated Pool Assets listing the Collateral Lease Agreements and the Collateral Leased Vehicles initially included in the Designated Pool relating to the related Exchange Note(s);

(v) the Cutoff Date for the Designated Pool relating to the related Exchange Note(s);

(vi) the Exchange Note Interest Rate for the Exchange Note(s) being issued (and, in the case of any Exchange Note that will bear interest at a floating rate, the manner of determining such floating rate);

(vii) a specification of (A) those Exchange Note Defaults set forth in Section 6.3 that are inapplicable with respect to such Exchange Note(s) (if any), (B) any modifications to those Exchange Note Defaults set forth in Section 6.3 that shall be applicable with respect to such Exchange Note(s) and (C) any additional Exchange Note Defaults that shall be applicable with respect to such Exchange Note(s);

(viii) the Final Scheduled Payment Date for the Exchange Note(s) being issued; and

(ix) if the related Exchange Note(s) are to be issued in connection with a financing involving such Exchange Note(s), whether any Rating Agency will provide a rating of the Exchange Note(s) or any securities issued in connection with such financing.

(e) The obligation of the Administrative Agent to authenticate any Exchange Note and to acknowledge and deliver the related Exchange Note Supplement is subject to the delivery to the Administrative Agent of the following:

(i) the Exchange Note Supplement, executed by each party thereto other than the Administrative Agent;

(ii) the Exchange Note, including the unexecuted certificate of authentication;

(iii) written direction from the Lender to execute the certificate of authentication; and

(iv) an Officer’s Certificate from the Borrower that all conditions precedent to the authentication and delivery of such Exchange Note(s) have been satisfied.

(f) Following satisfaction of the conditions set forth in Section 4.2(e), the Administrative Agent will (i) acknowledge the Exchange Note Supplement and (ii) authenticate and deliver the related Exchange Note(s) in the form, with the principal amount and with the other terms specified in such Exchange Note Supplement.

(g) No Exchange Note will be entitled to any benefit under this Agreement or any Exchange Note Supplement or be valid for any purpose, unless a certificate of authentication appears on such Exchange Note, and such certificate is substantially in the form provided for with respect to such Exchange Note and is executed by the Administrative Agent by the manual or facsimile signature of one of its authorized signatories. The presence of such a certificate of authentication upon an Exchange Note will be conclusive evidence, and the only evidence, that such Exchange Note has been duly authenticated and delivered under this Agreement.

(h) Each Exchange Note will state that (i) any claim that the applicable Exchange Noteholder may seek to enforce at any time against the Borrower will be limited in recourse to the related Designated Pool, (ii) if, notwithstanding clause (i), the Exchange Noteholder of such Exchange Note is deemed to have any claim against the assets of the Borrower other than the assets included in the related Designated Pool, such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and the Exchange Noteholders of all other Exchange Notes and (iii) such recitation constitutes an enforceable subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

(i) The Lender hereby agrees that (i) any claim that it may seek to enforce at any time against the Borrower will be limited in recourse to the Lending Facility Pool and (ii) if, notwithstanding clause (i), the Lender is deemed to have any claim against the assets of the Borrower included in any Designated Pool, such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Exchange Noteholders of the related Exchange Note and (iii) such recitation constitutes an enforceable subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

SECTION 4.3. Exchange Noteholders Entitled to Benefits of this Agreement. AmeriCredit will be the initial Exchange Noteholder of each Exchange Note. Any transferee or pledgee of an Exchange Note will execute and deliver to the Administrative Agent a UCC Notice of Security Interest in substantially the form set forth as Exhibit B. Notwithstanding the fact that a transferee or pledgee of an Exchange Note fails to deliver such notice or comply with the other terms of this Agreement, including Section 4.2(g) and Section 4.4, with respect to such transfer, such transferee or pledgee will become an Exchange Noteholder for all purposes of this Agreement. No Person holding an Exchange Note will be treated as a Secured Party for purposes of this Agreement unless such Person has complied with the terms of this Section 4.3.

SECTION 4.4. Registration; Registration of Transfer and Exchange.

(a) The Borrower shall cause to be kept a register (the “Exchange Note Register”) in which, subject to reasonable regulations as it may prescribe, the Borrower shall provide for the registration of Exchange Notes and the registration of transfers of Exchange Notes. The Administrative Agent initially shall be the “Exchange Note Registrar” for the purpose of registering Exchange Notes and transfers of Exchange Notes as herein provided. Upon any resignation of any Exchange Note Registrar, the Borrower shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Exchange Note Registrar.

If a Person other than the Administrative Agent is appointed by the Borrower as Exchange Note Registrar, the Borrower will give the Administrative Agent prompt written notice of the appointment of such Exchange Note Registrar and of the location, and any change in the location, of the Exchange Note Register, and the Administrative Agent shall have the right to inspect the Exchange Note Register at all reasonable times and to obtain copies thereof at its own expense, and the Administrative Agent shall have the right to rely upon a certificate executed on behalf of the Exchange Note Registrar by an Executive Officer thereof as to the names and addresses of the Exchange Noteholders and the principal amounts and number of such Exchange Notes.

(b) The Exchange Notes have not been and will not be registered under the Securities Act or any state or other applicable securities laws and will not be listed on any exchange. An Exchange Noteholder may only offer, sell or otherwise transfer, in whole or in part, an Exchange Note pursuant to an available exemption from the registration requirements of the Securities Act and all other applicable securities laws. Transfers of the Exchange Notes will be subject to the transfer restrictions set forth in the related Exchange Note Supplement.

The Exchange Notes shall bear the following legend:

“THIS EXCHANGE NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER OF THIS EXCHANGE NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT SUCH EXCHANGE NOTE IS BEING ACQUIRED NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY TO A QUALIFIED PURCHASER PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH THE CREDIT AND SECURITY AGREEMENT AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH HOLDER OF THIS EXCHANGE NOTE AND ANY SUBSEQUENT HOLDER OF THIS EXCHANGE NOTE WILL BE REQUIRED TO CERTIFY, AMONG OTHER THINGS, THAT SUCH HOLDER OR SUBSEQUENT HOLDER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (II) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND IS AWARE THAT THE SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A. THE HOLDER OF THIS EXCHANGE NOTE WILL, AND EACH SUBSEQUENT HOLDER OF THIS EXCHANGE NOTE IS REQUIRED TO, NOTIFY ANY PURCHASER OF SUCH EXCHANGE NOTES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

NO RESALE OR OTHER TRANSFER OF ANY EXCHANGE NOTE SHALL BE MADE TO ANY TRANSFEREE UNLESS: (A) SUCH TRANSFEREE IS NOT, AND WILL NOT ACQUIRE THE EXCHANGE NOTE ON BEHALF OR WITH THE ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA ANY OTHER “PLAN” THAT IS SUBJECT TO SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” PURSUANT TO 29 C.F.R. SECTION 2510.3-101 OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THE EXCHANGE NOTE (OR ANY INTEREST THEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A VIOLATION OF ANY SIMILAR LAW.

EACH HOLDER OF THIS EXCHANGE NOTE WILL NOT TRANSFER THIS EXCHANGE NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT TO A PURCHASER WHO CAN MAKE THE ABOVE REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING.

THE HOLDER ACKNOWLEDGES THAT THE EXCHANGE NOTE REGISTRAR AND THE BORROWER RESERVE THE RIGHT PRIOR TO ANY SALE OR OTHER TRANSFER TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS AND OTHER INFORMATION AS THE EXCHANGE NOTE REGISTRAR OR THE BORROWER MAY REASONABLY REQUIRE TO CONFIRM THAT THE PROPOSED SALE OR OTHER TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(c) Upon surrender for registration of transfer of any Exchange Note, if the requirements of Section 8-401(a) of the UCC are met the Borrower shall execute, and the Administrative Agent shall authenticate and the Exchange Noteholder shall obtain from the Administrative Agent, in the name of the designated transferee or transferees, one or more new Exchange Notes in any authorized denominations and of a like aggregate principal amount.

At the option of the Exchange Noteholder, Exchange Notes may be exchanged for other Exchange Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of the Exchange Notes to be exchanged at such office or agency. Whenever any Exchange Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met the Borrower shall execute, and the Administrative Agent shall authenticate and the Exchange Noteholder shall obtain from the Administrative Agent, the Exchange Notes which the Exchange Noteholder making the exchange is entitled to receive.

All Exchange Notes issued upon any registration of transfer or exchange of Exchange Notes shall be the valid obligations of the Borrower, evidencing the same debt, and entitled to the same benefits under this Credit and Security Agreement and the related Exchange Note Supplement, as the Exchange Notes surrendered upon such registration of transfer or exchange.

Every Exchange Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Administrative Agent duly executed by, the Exchange Noteholder thereof or such Exchange Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Exchange Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Exchange Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to an Exchange Noteholder for any registration of transfer or exchange of Exchange Notes, but the Borrower may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Exchange Notes.

The preceding provisions of this Section notwithstanding, the Borrower shall not be required to make and the Exchange Note Registrar need not register transfers or exchanges of Exchange Notes selected for redemption or of any Exchange Note for a period of fifteen (15) days preceding the due date for any payment with respect to the Exchange Note.

SECTION 4.5. Mutilated, Destroyed, Lost or Stolen Exchange Notes.

If (i) any mutilated Exchange Note is surrendered to the Administrative Agent, or the Administrative Agent receives evidence to its satisfaction of the destruction, loss or theft of any Exchange Note, and (ii) there is delivered to the Administrative Agent such security or indemnity as may be required by it to hold the Borrower and the Administrative Agent harmless, then, in the absence of notice from the Borrower, the Exchange Note Registrar or the Administrative Agent that such Exchange Note has been acquired by a protected purchaser, as defined in Section 8-303 of the UCC (a “Protected Purchaser”), and provided that the requirements of Sections 8-405 and 8-406 of the UCC are met, the Borrower shall execute, and upon receipt of a written request from the Borrower, the Administrative Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Exchange Note, a replacement Exchange Note; provided, however, that if any such destroyed, lost or stolen Exchange Note, but not a mutilated Exchange Note, shall have become or within seven (7) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Exchange Note, the Borrower may pay such destroyed, lost or stolen Exchange Note when so due or payable or upon the Exchange Note Redemption Date without surrender thereof. If, after the delivery of such replacement Exchange Note or payment of a destroyed, lost or stolen Exchange Note pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original Exchange Note in lieu of which such replacement Exchange Note was issued presents for payment such original Exchange Note, the Borrower and the Administrative Agent shall be entitled to recover such replacement Exchange Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Exchange Note from such Person to whom such replacement Exchange Note was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Borrower or the Administrative Agent in connection therewith.

Upon the issuance of any replacement Exchange Note under this Section, the Borrower may require the payment by the Exchange Noteholder of such Exchange Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Collateral Agent) connected therewith.

Every replacement Exchange Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Exchange Note shall constitute an original additional contractual obligation of the Borrower, whether or not the mutilated, destroyed, lost or stolen Exchange Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Exchange Notes duly issued hereunder and under the related Exchange Note Supplement.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Exchange Notes.

SECTION 4.6. Payment of Principal and Interest.

(a) Each Exchange Note will accrue interest at the applicable Exchange Note Interest Rate, and such interest will be due and payable on each applicable Payment Date. Interest and principal on the Exchange Notes will be paid by wire transfer in immediately available funds, to the account of such Exchange Noteholder (as designated by such Exchange Noteholder to the Exchange Note Registrar on or prior to the date such payment is to be made) except that the final installment of principal payable with respect to such Exchange Note on a Payment Date, an Exchange Note Redemption Date or the Final Scheduled Payment Date will be payable in accordance with Section 4.6(b). Amounts withheld under the Code or any State or local tax law by any Person from a payment to any Exchange Noteholder of interest and/or principal will be considered as having been paid by the Borrower to such Exchange Noteholder for all purposes of this Agreement and the related Exchange Note Supplement.

(b) The principal of each Exchange Note will be payable in accordance with Article X and the related Exchange Note Supplement. Principal payments will be due on each Exchange Note on each Payment Date in the amount set forth in the applicable Exchange Note Supplement. The entire outstanding Exchange Note Balance of each Exchange Note will become due and payable on the Final Scheduled Payment Date with respect to such Exchange Note. Notwithstanding the foregoing, the entire unpaid Exchange Note Balance of any Exchange Note will be due and payable on the date on which an Exchange Note Default with respect to such Exchange Note has occurred and is continuing, if the applicable Exchange Noteholder has declared such Exchange Note to be immediately due and payable in the manner provided in Section 6.3(c). The final installment of principal of each Exchange Note will be payable only upon presentation and surrender of such Exchange Note to the Exchange Note Registrar.

(c) If funds are expected to be available for payment in full of the then remaining unpaid principal amount of an Exchange Note on a Payment Date, then the Administrative Agent will notify the applicable Exchange Noteholder of the date on which the Borrower expects that the final installment of principal of and interest on such Exchange Note will be paid not later than five (5) days prior to such date. Such notice will specify that such final installment will be payable only upon presentation and surrender of such Exchange Note and will specify the place where such Exchange Note may be presented and surrendered for payment of such installment.

(d) Interest will be payable on each Exchange Note on each Payment Date in an amount equal to the Exchange Note Interest Payment Amount.

SECTION 4.7. Cancellation of Exchange Notes. In connection with an optional redemption in full of an Exchange Note pursuant to the applicable Servicing Supplement or Exchange Note Supplement, the Servicer (provided, that the Servicer and the Lender are the same entity), by notice to the Borrower, the Lender, the Collateral Agent and the Administrative Agent, may, pursuant to such Servicing Supplement or Exchange Note Supplement, as applicable, request that the Borrower cancel the Exchange Note. Upon such request, the Borrower will, pursuant to this Section 4.7, cancel the Exchange Note and, upon cancellation, if no other Exchange Notes related to such Designated Pool are Outstanding, the applicable Designated Pool will be deemed to no longer exist and the Collateral Lease Agreements and related Collateral Leased Vehicles included in such Designated Pool will be reallocated to the Lending Facility Pool.

SECTION 4.8. Acceptance of Terms of this Agreement. Each Exchange Noteholder, by accepting the related Exchange Note, will be deemed to have agreed to the terms and conditions of this Agreement with the same effect as if such Exchange Noteholder had been a party to this Agreement. A provision that is substantively identical to this Section 4.8 will be included in each Exchange Note Supplement and each Exchange Note.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Until all of the Secured Obligations have been paid in full, the Lending Facility has been terminated and this Agreement has been terminated:

SECTION 5.1. Existence. The Borrower will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Borrower hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Borrower will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Exchange Notes, the Collateral and each other instrument or agreement included in the Collateral.

SECTION 5.2. Protection of Collateral. The Borrower intends the security interest Granted pursuant to this Agreement in favor of the Collateral Agent on behalf of the Secured Parties to be prior to all other liens in respect of the Collateral, and the Borrower shall take all actions necessary to obtain and maintain, for the benefit of the Collateral Agent on behalf of the Secured Parties, a first lien on and a first priority, perfected security interest in the Collateral. The Borrower will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a) Grant more effectively all or any portion of the Collateral to the Collateral Agent;

(b) maintain or preserve the lien and security interest (and the priority thereof) of this Agreement or carry out more effectively the purposes hereof;

(c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Agreement;

(d) enforce any of the Collateral;

(e) preserve and defend title to the Collateral and the rights of the Collateral Agent and the Secured Parties in such Collateral against the claims of all Persons; and

(f) pay all taxes and assessments levied or assessed upon the Collateral when due.

The Borrower hereby authorizes the Collateral Agent to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 5.2.

SECTION 5.3. Performance of Obligations; Servicing.

(a) The Borrower will not take any action and will use commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement comprising Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Agreement and the other Basic Documents or such other instrument or agreement.

(b) The Borrower may contract with other Persons to assist it in performing its duties under this Agreement, and any performance of such duties by a Person identified to the Administrative Agent in an Officer’s Certificate of the Borrower shall be deemed to be action taken by the Borrower. Initially, the Borrower has contracted with the Servicer to assist the Borrower in performing its duties under this Agreement.

(c) The Borrower will punctually perform and observe all of its obligations and agreements contained in this Agreement, the other Basic Documents and in the instruments and agreements included in the Collateral, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Agreement and the other Basic Documents, in accordance with and within the time periods provided for herein and therein.

(d) If the Borrower shall have knowledge of the occurrence of a Servicer Default, the Borrower shall promptly notify the Collateral Agent thereof, and shall specify in such notice the action, if any, the Borrower is taking with respect to such event.

(e) Upon any termination of the rights and powers of the Servicer or the resignation of the Servicer pursuant to the Basic Servicing Agreement or any Servicing Supplement, the Borrower shall promptly notify the Collateral Agent. As soon as any Successor Servicer is appointed pursuant to the Basic Servicing Agreement or the related Servicing Supplement, the Borrower shall notify the Collateral Agent of such appointment, specifying in such notice the name and address of such Successor Servicer.

SECTION 5.4. Negative Covenants. So long as any Advance or Exchange Note is Outstanding, the Borrower will not:

(a) except as expressly permitted by this Agreement or the other Basic Documents, sell, transfer, exchange or otherwise dispose of any Collateral except in accordance with this Agreement, any related Exchange Note Supplement and the other Basic Documents or unless directed to do so by the Collateral Agent;

(b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Exchange Notes (other than amounts properly withheld from such payments pursuant to Section 3.1) or assert any claim against any present or former Exchange Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

(c) dissolve or liquidate in whole or in part; or

(d) (i) permit the validity or effectiveness of this Agreement to be impaired, or permit the lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Advances or the Exchange Notes under this Agreement except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the security interest granted under this Agreement or a Permitted Lien) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law) or (iii) permit the lien of this Agreement not to constitute a valid first priority security interest in the Collateral.

SECTION 5.5. Opinions as to Collateral. No later than ninety (90) days after the end of each fiscal year of the Borrower, commencing with the fiscal year 2017, the Borrower shall furnish to the Administrative Agent, the Collateral Agent and each Exchange Noteholder an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Agreement, any Agreements supplemental hereto and any other requisite documents and with respect to the filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Agreement and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Agreement, any Agreements supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Agreement for the one-year period following the date on which such opinion of counsel is delivered.

SECTION 5.6. Annual Statement as to Compliance. The Borrower will deliver to the Collateral Agent, and the Administrative Agent, within ninety (90) days after the end of each fiscal year of the Borrower (commencing with the fiscal year 2017), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(a) a review of the activities of the Borrower during such year and of its performance under this Agreement and the other Basic Documents to which it is a party has been made under such Authorized Officer’s supervision; and

(b) to the best of such Authorized Officer’s knowledge, based on such review, the Borrower has complied with all conditions and covenants under this Agreement and the other Basic Documents to which it is a party throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

SECTION 5.7. Borrower May Consolidate, etc., Only on Certain Terms. The Borrower will not consolidate or merge with or into any other Person or, except as provided in the Titling Trust Agreement and the other Basic Documents, transfer all or substantially all of its properties and assets to any other Person unless:

(a) the Person (if other than the Borrower) formed by or surviving such consolidation or merger or acquiring such properties and assets, as the case may be (i) is organized and existing under the laws of the United States or any State and (ii) assumes, by a supplement to this Agreement, executed and delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, the due and punctual payment of the principal of and interest on all of the Secured Obligations and the performance or observance of every agreement and covenant of this Agreement to be performed or observed by the Borrower, all as provided in this Agreement;

(b) immediately after giving effect to such consolidation or merger, no Lending Facility Default or Exchange Note Default will have occurred and be continuing;

(c) the Borrower has received an Opinion of Counsel (and has delivered copies of such Opinion of Counsel to the Administrative Agent) substantially to the effect that such consolidation, merger or transfer will not cause any Exchange Note to be deemed sold or exchanged for purposes of Section 1001 of the Code;

(d) the Borrower has received an Opinion of Counsel (and has delivered copies of such Opinion of Counsel to the Administrative Agent) substantially to the effect that such consolidation, merger or transfer will not cause any Borrower to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(e) any action that is necessary to maintain the security interest granted under this Agreement has been taken; and

(f) the Borrower has delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such amendment comply with this Article V and that all conditions precedent in this Agreement relating to such consolidation or merger have been complied with (including any filing required by the Securities Exchange Act of 1934).

SECTION 5.8. Successor or Transferee. Upon any consolidation, merger or transfer in accordance with Section 5.7:

(a) the Person formed by or surviving such consolidation or merger (if other than the Borrower) or the Person acquiring the properties and assets of the Borrower, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such Person had been named as the Borrower in this Agreement; and

(b) in the case of a transfer of all or substantially all of the properties and assets of the Borrower, the Borrower will be released from every covenant and agreement of this Agreement to be performed or observed by the Borrower, immediately upon the delivery of notice to the Administrative Agent stating that the Borrower is to be so released.

SECTION 5.9. No Unauthorized Activities. The Borrower will not engage in any activity other than as required or authorized by this Agreement, the other Basic Documents or the Titling Trust Agreement.

SECTION 5.10. Limitation on Obligations. Except as contemplated by this Agreement, the other Basic Documents and the Titling Trust Agreement, the Borrower will not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness unless any such indebtedness will be limited in recourse to assets of the Borrower other than the Collateral.

SECTION 5.11. Further Instruments and Acts. Upon request of the Administrative Agent, the Borrower will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Agreement.

SECTION 5.12. Representations and Warranties by the Borrower. Effective as of the Lending Facility Closing Date and each Exchange Note Issuance Date, subject to the related Exchange Note Supplement, the Borrower makes the following representations and warranties:

(a) The Borrower has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and pledge the Collateral.

(b) The Borrower has the power and authority to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out its terms and their terms, respectively; the Borrower has full power and authority to pledge the Collateral to the Collateral Agent hereunder.

(c) This Agreement and the Basic Documents to which the Borrower is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d) The consummation of the transactions contemplated by this Agreement and the Basic Documents to which the Borrower is a party and the fulfillment of the terms of this Agreement and such other Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the Certificate of Trust or the Titling Trust Agreement, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Borrower is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Borrower of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Borrower or any of its properties.

(e) There are no proceedings or investigations pending or, to the Borrower’s knowledge, threatened against the Borrower, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Borrower or its properties (i) asserting the invalidity of this Agreement or any of the Basic Documents to which the Borrower is a party, (ii) seeking to prevent the issuance of any Exchange Note or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents to which the Borrower is a party, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents to which the Borrower is a party, or (iv) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of any Exchange Note.

(f) The Borrower is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

(g) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent, which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against creditors of and purchasers from the Borrower.

(h) The Borrower owns and has good and marketable title to the Collateral, free and clear of any Lien (other than a Permitted Lien) of any Person (other than the Collateral Agent and other than as permitted by this Agreement and the other Basic Documents).

(i) The Borrower has caused the filing of all financing statements in all appropriate jurisdictions in order to perfect the security interest granted in the Collateral to the Collateral Agent (to the extent that a security interest can be perfected by such filing). The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering any part of the Collateral, including the Collateral included in the Designated Pool with respect to such Exchange Note, other than any financing statements relating to the security interest granted to the Collateral Agent hereunder or that has been terminated. The Borrower is not aware of any judgment or tax lien filings against it.

(j) All of the Permitted Investments with respect to such Exchange Note have been and will be credited to the related Collection Account. The securities intermediary for each Securities Account has agreed or will agree in an account control agreement to (i) treat all assets credited to the Collection Accounts as “financial assets” within the meaning of the applicable UCC and (ii) comply with all instructions originated by the secured party as set forth in the applicable account control agreement relating to the Collection Accounts without further consent by the Borrower. The Collection Accounts are not in the name of any Person other than one or more of the Borrower, the Collateral Agent or, if debt obligations that are secured by the applicable Exchange Note have been issued, the applicable Administrative Agent. The Borrower has not consented to the securities intermediary of any Collection Account with respect to such Exchange Note complying with entitlement orders of any Person other than the Collateral Agent or, if debt obligations secured by an Exchange Note have been issued, the applicable Administrative Agent.

SECTION 5.13. Audits. The Borrower agrees that, with reasonable prior notice, it will permit any authorized representative of the Administrative Agent or the Servicer during such Borrower’s normal business hours, to examine and audit the books of account, records, reports and other documents and materials of such Borrower relating to the performance of such Borrower’ obligations under this Agreement. In addition, the Borrower will permit such representatives to make copies and extracts of any such books and records and to discuss the same with such Borrower’s officers and independent certified public accountants, all at such reasonable times and as often as may reasonably be requested. The Administrative Agent and the Servicer will, and will cause its authorized representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Administrative Agent or the Servicer, as the case may be, may reasonably determine that such disclosure is consistent with its obligations under this Agreement. The Borrower will maintain all such pertinent books, records and other written information for a period of two (2) years after the termination of its obligations under this Agreement.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1. Lending Facility Default.

(a) Any of the following events or occurrences will constitute an “Lending Facility Default” with respect to the Lending Facility:

(i) Insolvency. The occurrence of an Insolvency Event with respect to the Borrower.

(ii) Servicer Default. The delivery of a notice of termination pursuant to Section 4.1(c) of the Basic Servicing Agreement following a Facility Servicer Event of Default (unless, in the case of this clause (ii), a Successor Servicer has accepted its appointment on or before the date specified in such notice of termination pursuant to Section 4.1(f) of the Basic Servicing Agreement);

(iii) Failure to Pay Principal. The Borrower fails to pay or cause to be paid (A) any principal of any Advance on the Lending Facility Termination Date or (B) the Lending Facility Principal Payment Amount due on any Payment Date and, if such failure is due to an administrative omission, mistake or technical difficulty such failure continues for five (5) Business Days after the date when such payment became due;

(iv) Failure to Pay Interest. The Borrower fails to pay or cause to be paid any part of the Lending Facility Interest Payment Amount when due, and such failure continues for five (5) Business Days after the due date; or

(v) Breach of Covenant, Representation or Warranty. (A) Either (x) a default in the observance or performance of any covenant or agreement of the Borrower made in this Agreement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered elsewhere in this Section 6.1) or (y) any representation or warranty of the Borrower made in this Agreement or in any certificate or other document delivered in connection with this Agreement proves to have been incorrect in any material respect as of the time made and, in each case, and (B)(x) the Lender is materially and adversely affected by such default or the incorrectness of such representation or warranty, as the case may be, and (y) such default or incorrectness is not cured on or before the sixtieth (60th) day after the Borrower received a notice from the Lender that states that it is a “Notice of Default” and specifies the default.

(b) If an Authorized Person of the Borrower has actual knowledge of the occurrence of a Lending Facility Default, the Borrower will promptly notify the Lender and the Administrative Agent of its status and what action, if any, the Borrower is taking or proposing to take with respect to such Lending Facility Default.

(c) Upon the occurrence of a Lending Facility Default described in clause (i) or (ii), without any declaration or other action on the part of the Administrative Agent or the Lender, (i) the Lending Facility will terminate and (ii) the Lending Facility Balance, and all accrued and unpaid interest on the Lending Facility Balance, will become immediately due and payable. If any other Lending Facility Default has occurred, then the Lender may, by notice to the Borrower and the Administrative Agent (which notice will be effective immediately), (i) terminate the Lending Facility and (ii) declare the Lending Facility Balance, together with accrued and unpaid interest thereon, to be immediately due and payable.

SECTION 6.2. Lending Facility Remedies.

(a) If a Lending Facility Default has occurred and the Lending Facility Balance has been accelerated (either automatically or by declaration, in accordance with Section 6.1(c)), subject to Article X, the Lender may (i) commence appropriate Proceedings and pursue any of its other rights, remedies, powers or privileges under this Agreement or otherwise and (ii) direct the Collateral Agent to (and the Collateral Agent will) (x) institute Proceedings for the complete or partial foreclosure on the Collateral included in the Lending Facility Pool, (y) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Lender and, to the extent of the Collateral included in the Lending Facility Pool, the Collateral Agent and/or (z) sell or otherwise liquidate all or any portion of the Collateral included in the Lending Facility Pool, or any right or interest in such Collateral, at one or more public or private sales called and conducted in any manner permitted by law.

(b) The proceeds of any liquidation or sale of the Collateral included in the Lending Facility Pool pursuant to Section 6.2(a)(ii)(z) will be applied in the following order of priority:

(i) to pay to the Collateral Agent any amounts due with respect to the Lending Facility or the Lending Facility Pool under Section 3.1(c) or Article VIII;

(ii) to pay to the Administrative Agent any amounts due with respect to the Lending Facility or the Lending Facility Pool under Section 7.5 or Article VIII;

(iii) to make the payments described in Section 10.2(a),

(iv) to the Lender, to pay all accrued and unpaid interest on the Advances and then to the extent necessary to reduce the Lending Facility Balance to zero; and

(v) in the manner and in the priority described Section 10.2(e) and (f).

SECTION 6.3. Exchange Note Defaults.

(a) Except to the extent otherwise provided in the related Exchange Note Supplement, any of the following events or occurrences with respect to any Exchange Note will constitute an “Exchange Note Default,” solely with respect to such Exchange Note:

(i) Insolvency. The occurrence of an Insolvency Event with respect to the Borrower.

(ii) Servicer Default. The delivery of a notice of termination pursuant to Section 4.1(c) of the Basic Servicing Agreement following a Facility Servicer Event of Default (unless, in the case of this clause (ii), a Successor Servicer has accepted its appointment on or before the date specified in such notice of termination pursuant to Section 4.1(f) of the Basic Servicing Agreement)

(iii) Failure to Pay Principal. The Borrower fails to pay or cause to be paid any principal of such Exchange Note on the applicable Final Scheduled Payment Date and, if such failure is due to an administrative omission, mistake or technical difficulty such failure continues for three (3) Business Days after the date when such principal became due or such other length of time as specified in the Exchange Note Supplement;

(iv) Failure to Pay Interest. The Borrower fails to pay or cause to be paid any part of the Exchange Note Interest Payment Amount, as specified in the Exchange Note Supplement, when due, and such failure continues for five (5) Business Days after the due date or such other length of time as specified in the Exchange Note Supplement;

(v) Breach of Covenant. There is a default in the observance or performance of any covenant or agreement of the Borrower made in this Agreement or the related Exchange Note Supplement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered by another Exchange Note Default), the Exchange Noteholders of such Exchange Note are materially and adversely affected by such default and such default is not cured (x) on or before the sixtieth (60th) day after the Borrower has received a notice that states that it is a “Notice of Exchange Note Default” and specifies the default or (y) within the period specified in the related Exchange Note Supplement; and

(vi) Breach of Representation or Warranty. Any representation or warranty of the Borrower made in this Agreement, the Exchange Note Supplement or in any certificate or other document delivered in connection with this Agreement or the related Exchange Note Supplement with respect to such Exchange Note proves to have been incorrect as of the time made, the Exchange Noteholders of such Exchange Note are materially and adversely affected by such incorrectness and such incorrectness is not cured (x) on or before the sixtieth (60th) day after the Borrower has received a notice that states that it is a “Notice of Exchange Note Default” and specified the default or (y) within the period specified in the related Exchange Note Supplement.

(vii) Other. Any other events or circumstances set forth in the related Exchange Note Supplement as constituting “Exchange Note Defaults” with respect to such Exchange Note.

(b) If an Authorized Person of the Borrower has actual knowledge of the occurrence of a Exchange Note Default with respect to any Exchange Note, the Borrower will promptly notify the Servicer, the Administrative Agent and the related Exchange Noteholder of its status and what action, if any, the Borrower is taking or proposing to take with respect to such Exchange Note Default. The Servicer will send a copy of such notice to any other parties to whom the related Exchange Note has been pledged.

(c) Upon the occurrence of an Exchange Note Default described in clause (i) or (ii), without any declaration or other action on the part of the Administrative Agent or any Exchange Noteholder, the Exchange Note Balance of each Exchange Note and all accrued and unpaid interest on each Exchange Note will become immediately due and payable. If any other Exchange Note Default occurs and is continuing with respect to any Exchange Note, the related Exchange Noteholder may, by notice to the Borrower, the Servicer, the Collateral Agent and the Administrative Agent, declare such Exchange Note to be immediately due and payable, and upon any such declaration the Exchange Note Balance of such Exchange Note, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable.

SECTION 6.4. Exchange Note Remedies.

(a) If an Exchange Note Default has occurred and the Exchange Note Balance of the related Exchange Note has been accelerated, (either automatically or by declaration, in accordance with Section 6.5(c)), and subject to Article X, the related Exchange Noteholder may (i) commence appropriate Proceedings and pursue any of its other rights, remedies, powers or privileges under this Agreement or otherwise, and (ii) direct the Collateral Agent to (and the Collateral Agent will) (x) institute Proceedings for the complete or partial foreclosure on the Collateral Lease Agreements and Collateral Leased Vehicles included in the related Designated Pool; (y) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of such Exchange Noteholder; and/or (z) sell or otherwise liquidate all or a portion of the Collateral Leases and Collateral Leased Vehicles included in the related Designated Pool, or any rights or interest included in such Collateral Leases and Collateral Leased Vehicles at one or more public or private sales called and conducted in any manner permitted by law.

(b) The proceeds of any liquidation or sale of the Collateral Leases and Collateral Leased Vehicles included in any Designated Pool pursuant to Section 6.4(a)(ii)(z) will be applied in accordance with the applicable Exchange Note Supplement.

SECTION 6.5. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Lender or to the Exchange Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.6. Delay or Omission Not a Waiver. No delay or omission of the Lender or any Exchange Noteholder of any Exchange Note to exercise any right or remedy accruing upon any Lending Facility Default or Exchange Note Default shall impair any such right or remedy or constitute a waiver of any such Lending Facility Default or Exchange Note Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Lender or to the Exchange Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Lender or by the Exchange Noteholders, as the case may be.

SECTION 6.7. Waiver of Past Defaults.

(a) Prior to (i) the termination of the Lending Facility and the declaration of the Lending Facility Balance as immediately due and payable as provided in Section 6.1(c), or (ii) the declaration of the acceleration of the maturity of the applicable Exchange Note as provided in Section 6.3(c), the Lender or the applicable Exchange Noteholder, as applicable, may waive or rescind, by notice to the Borrower, the Servicer, the Collateral Agent and the Administrative Agent, any past Lending Facility Default or Exchange Note Default, as applicable, and its consequences; provided, that a Lending Facility Default or an Exchange Note Default resulting from any failure to make a required payment of principal or interest due with respect to the Lending Facility or any Exchange Note may be waived or rescinded only if the Servicer has deposited into the applicable Collection Account a sum sufficient to pay:

(i) all payments of principal of and interest on the Lending Facility or the applicable Exchange Note, as applicable, and all other amounts that would then be due under the Lending Facility or such Exchange Note, as applicable, if the Lending Facility Default or Exchange Note Default, as applicable, giving rise to such acceleration had not occurred; and

(ii) all other amounts owed in respect of the Lending Facility or applicable Exchange Note, as applicable, in accordance with this Agreement and the related Exchange Note Supplement.

(b) Upon any such waiver or rescission, such Lending Facility Default or Exchange Note Default, as applicable, will cease to exist and be deemed to have been cured and not to have occurred, but no such waiver or rescission will extend to any subsequent or other Lending Facility Default or Exchange Note Default, as applicable, or impair any right consequent thereto. Any such rescission, consent or waiver by the Lender or an Exchange Noteholder, as applicable, will be conclusive and binding upon the Lender or such Exchange Noteholder, as applicable, and, if applicable, upon all future Exchange Noteholders of such Exchange Note and of any Exchange Note issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such rescission, consent or waiver is made upon such Exchange Note.

ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.1. Duties of the Administrative Agent.

(a) If an Exchange Note Default or a Lending Facility Default has occurred and is continuing, the Administrative Agent will exercise the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Exchange Note Default or a Lending Facility Default:

(i) the Administrative Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations are to be read into this Agreement against the Administrative Agent; and

(ii) in the absence of bad faith, negligence or willful misconduct on its part, the Administrative Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions furnished to it, upon any certificates or opinions furnished to it and, if required by the terms of this Agreement, conforming to the requirements of this Agreement; provided, that the Administrative Agent will examine any such certificates and opinions to determine whether or not they conform on their face to the requirements of this Agreement.

(c) The Administrative Agent will not be liable for any action it takes or omits to take in the absence of bad faith which it believes to be authorized or within its rights or powers. However, the Administrative Agent may not be relieved from liability for its own willful misconduct, negligence or bad faith, except that:

(i) this Section 7.1 does not limit Section 7.2;

(ii) the Administrative Agent will not be liable for any error of judgment made in the absence of bad faith by a Responsible Officer unless it is proved that the Administrative Agent was negligent in ascertaining the pertinent facts; and

(iii) the Administrative Agent will not be liable with respect to any action it takes or omits to take in the absence of bad faith in accordance with a direction received by it from the Lender or any Exchange Noteholder with respect to the exercise of remedies pursuant to Article VI.

(d) The Administrative Agent will not be liable for interest on any money received by it except as the Administrative Agent may agree with the Borrower.

(e) Money held in trust by the Administrative Agent need not be segregated from other funds except to the extent required by law or this Agreement.

(f) The Administrative Agent, if it has reasonable grounds to believe that repayment of funds advanced by it or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it, is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement or in the exercise of any of its rights or powers by any provision of this Agreement.

(g) Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Administrative Agent is subject to the provisions of this Section 7.1.

(h) The Administrative Agent will not be charged with knowledge of the occurrence of any Lending Facility Default or Exchange Note Default or any other event or be required to act based on any Lending Facility Default or Exchange Note Default or any other event unless either (i) a Responsible Officer of the Administrative Agent has actual knowledge of such occurrence or (ii) written notice of such occurrence has been given to the Administrative Agent in accordance with this Agreement, and shall have no duty to take any action to determine whether such Lending Facility Default or Exchange Note Default or any other event has occurred. Publicly available information by itself shall not constitute actual or constructive knowledge unless a Responsible Officer of the Administrative Agent shall have actual knowledge or has received written notice of such publicly available information.

(i) Subject to Sections 6.1(a) and (c), in no event shall the Administrative Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, provided such failure or delay in performance could not have been prevented by the taking of commercially reasonable precautions such as the implementation and execution of disaster recovery plans. Notwithstanding the occurrence of a foregoing event, the Administrative Agent shall perform its obligations hereunder to the extent it is able to do so under such event. The Administrative Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to prevent any failure or delay in performance and to resume performance as soon as practicable under the circumstances.

SECTION 7.2. Rights of Administrative Agent.

(a) Before the Administrative Agent acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Administrative Agent will not be liable for any action it takes or omits to take in the absence of bad faith in reliance on an Officer’s Certificate or Opinion of Counsel. However, the Administrative Agent will examine any such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform on their face to the requirements of this Agreement.

(b) The Administrative Agent may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian or nominee, and the Administrative Agent will not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, counsel, custodian or nominee appointed with due care by it under this Agreement.

(c) The Administrative Agent may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Agreement will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it under this Agreement in the absence of bad faith and in accordance with the advice or opinion of such counsel.

(d) The Administrative Agent is under no obligation to exercise any of the rights or powers vested in it by this Agreement or to honor the request or direction of any of the Exchange Noteholders pursuant to this Agreement unless such Exchange Noteholders have offered to the Administrative Agent reasonable security or indemnity satisfactory to it from and against the reasonable costs, expenses and disbursements that might be incurred by the Administrative Agent in complying with such request or direction.

(e) The Administrative Agent may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Administrative Agent need not investigate any fact or matter stated in any such document.

(f) The Administrative Agent will not be responsible for filing any financing statements or continuation statements in connection with the Collateral, but will cooperate with the Servicer and Borrower in connection with the filing of such financing statements or continuation statements.

(g) In no event shall the Administrative Agent, its directors, officers, agents or employees be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The rights, privileges, protections, immunities and benefits given to the Administrative Agent including its right to be indemnified, are extended to, and shall be enforceable by, the Administrative Agent in each of its capacities hereunder.

(i) In no event shall the Administrative Agent be liable for the selection of investments or for investment losses incurred thereon. The Administrative Agent shall have no liability in respect of losses incurred as a result of the liquidation of any such investment prior to its stated maturity or the failure of any party directing such investment to provide timely written investment direction. The Administrative Agent shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction.

SECTION 7.3. Individual Rights of Administrative Agent. The Administrative Agent, in its individual or any other capacity, may deal with the Borrower or any of their Affiliates with the same rights it would have if it were not Administrative Agent.

SECTION 7.4. Administrative Agent’s Disclaimer. The Administrative Agent will not be (a) responsible for, and does not make any representation as to, the validity or adequacy of this Agreement, any Exchange Note Supplement or any of the Exchange Notes, (b) accountable for the Borrower’ use of the funds advanced under the Lending Facility, (c) responsible for any statement of the Borrower in this Agreement (all of which will be deemed to be statements of the Borrower) other than the certificate of authentication of the Administrative Agent (d) required to investigate claims of any breach of a representation or warranty made in any Exchange Note Supplement, or the Servicing Agreement or (e) responsible or liable for the acts or omissions of any other party, including the Servicer, the Titling Trust and the Settlor, and may assume each other party’s performance of its obligations under the Titling Trust Agreement, any Exchange Note Supplement and the Servicing Agreement or any Basic Agreement absent written notice or actual knowledge of a Responsible Officer of the Administrative Agent to the contrary.

SECTION 7.5. Compensation. The Borrower will pay or cause to be paid to the Administrative Agent as compensation for the Administrative Agent’s services under this Agreement such fees as have been separately agreed upon from time to time between the Borrower and the Administrative Agent. The Administrative Agent’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Borrower will reimburse the Administrative Agent (or cause the Administrative Agent to be reimbursed) for all reasonable out-of-pocket expenses incurred or made by the Administrative Agent, including costs of collection, and the reasonable compensation, expenses and disbursements of the Administrative Agent’s agents, counsel, accountants and experts, but excluding any expenses incurred by the Administrative Agent through the Administrative Agent’s own willful misconduct, negligence or bad faith.

SECTION 7.6. Replacement of the Administrative Agent.

(a) No resignation or removal of the Administrative Agent, and no appointment of a successor Administrative Agent, will become effective until the acceptance of appointment by the successor Administrative Agent pursuant to this Section 7.6. The Administrative Agent may resign by notifying the Lender. The Lender may remove the Administrative Agent with or without cause by notifying the Administrative Agent and the Borrower. Following the effective removal or resignation of any Person in the capacity of Administrative Agent, the obligations (solely in the case of obligations performed, or required to be performed, prior to such termination) of such Person in such capacity will terminate.

(b) The Lender will remove the Administrative Agent if:

(i) the Administrative Agent fails to comply with Section 7.8;

(ii) an Insolvency Event occurs with respect to the Administrative Agent;

(iii) a receiver or other public officer takes charge of the Administrative Agent or its property; or

(iv) as evidenced by an Opinion of Counsel, the Administrative Agent becomes legally unable to act or otherwise incapable of acting as Administrative Agent.

(c) If the Administrative Agent resigns or is removed or if a vacancy exists in the office of the Administrative Agent for any reason, the Borrower will appoint a successor Administrative Agent promptly.

(d) Any successor Administrative Agent must execute and deliver an acceptance of its appointment to the retiring Administrative Agent, the Borrower and the Lender and thereupon the resignation or removal of the retiring Administrative Agent will become effective, and such successor Administrative Agent will have all the rights, powers, duties and obligations of the Administrative Agent under this Agreement. The Borrower will pay all amounts accrued through the effective date and unpaid to the retiring Administrative Agent upon the retiring Administrative Agent’s resignation or removal. The successor Administrative Agent will deliver a notice of its succession to the Exchange Noteholders. The retiring Administrative Agent will promptly transfer all property held by it as Administrative Agent to the successor Administrative Agent.

(e) If a successor Administrative Agent does not take office within sixty (60) days after the retiring Administrative Agent resigns or is removed, the retiring Administrative Agent, the Borrower, the Lender or any Exchange Noteholder may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent. If the Administrative Agent fails to comply with Section 7.8 and the Lender fails to remove the Administrative Agent pursuant to Section 7.6(b)(i), any Exchange Noteholder may petition any court of competent jurisdiction for the removal of the Administrative Agent and the appointment of a successor Administrative Agent.

SECTION 7.7. Successor Administrative Agent by Merger, Conversion or Transfer. If the Administrative Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person will be the successor Administrative Agent so long as such Person is otherwise qualified and eligible under Section 7.8 and complies with Section 7.6(d).

SECTION 7.8. Eligibility; Disqualification. The Administrative Agent or its parent must have a combined capital and surplus of at least $50,000,000 as set forth in its most recent annual published report of condition, must have a long-term unsecured debt rating of investment grade by each of S&P and Moody’s and must not be AmeriCredit or any Affiliate of AmeriCredit.

SECTION 7.9. Representations and Warranties by the Administrative Agent. The Administrative Agent hereby makes the following representations on warranties on which the Borrower and the Lender shall rely:

(a) the Administrative Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States; and

(b) the Administrative Agent has full power, authority and legal right to execute, deliver and perform this Agreement and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.1. Indemnification of Administrative Agent and Collateral Agent. The Borrower will indemnify, defend and hold harmless the Administrative Agent, the Collateral Agent and their respective officers, directors, employees and agents (each, an “Indemnified Person”), from and against any and all costs, expenses, losses, damages, claims and liabilities incurred by it in connection with the acceptance, administration and performance of their respective duties and obligations under this Agreement, including the costs and expenses of defending themselves against any loss, damage, claim or liability incurred by it in connection with the exercise or performance of any of its powers or duties under this Agreement, but excluding any cost, expense, loss, damage, claim or liability incurred by the Administrative Agent or Collateral Agent, respectively, through the Administrative Agent’s or the Collateral Agent’s, respectively, own willful misconduct, negligence or bad faith.

SECTION 8.2. Indemnification Procedures. Promptly upon receipt by an Indemnified Person of notice of the commencement of any Proceeding against any such Indemnified Person, such Indemnified Person will, if a claim in respect of such Proceeding is to be made under Section 8.1, notify the Borrower of the commencement of such Proceeding. Failure by the Indemnified Person to so notify the Borrower will not relieve the Borrower of its obligations under this Section 8.2; provided, that the Borrower has not been materially prejudiced by such failure to so notify and notice is given within one-hundred and eighty (180) days of the Indemnified Person learning of such Proceeding.

The Borrower may participate in and assume the defense and settlement of any such Proceeding at its own expense, and no settlement of such Proceeding may be made without the approval of the Borrower and such Indemnified Person, which approvals will not be unreasonably withheld, delayed or conditioned. After notice from the Borrower to the Indemnified Person of the intention of the Borrower to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Borrower so assumes the defense of such Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Borrower will not be liable for any legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Borrower, on one hand, and an Indemnified Person, on the other hand, in which case the Borrower will pay for the separate counsel reasonably acceptable to the Borrower and such Indemnified Person.

SECTION 8.3. Survival.

The payment obligations of the Borrower to the Administrative Agent and the Collateral Agent pursuant to this Article VIII will survive the resignation or removal of the Administrative Agent and/or the Collateral Agent and the termination of this Agreement. When the Administrative Agent or the Collateral Agent incurs expenses after the occurrence of a Lending Facility Default or an Exchange Note Default the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or State bankruptcy, insolvency or similar law.

ARTICLE IX

AMENDMENTS

SECTION 9.1. Amendments Without Consent of Exchange Noteholders.

(a) The Borrower, the Collateral Agent, the Lender and the Administrative Agent may enter into one or more amendments to this Agreement and any Exchange Note Supplement, without the consent of any Exchange Noteholder, to:

(i) cure any ambiguity in or to correct or supplement the description of any property subject to the security interest granted under this Agreement or any Exchange Note Supplement, or better to assure, convey and confirm unto the Collateral Agent any property subject or required to be subjected to the security interest granted under this Agreement or any Exchange Note Supplement, or to subject to the security interest granted under this Agreement or any Exchange Note Supplement additional property; provided, that the Borrower deliver an Officer’s Certificate to the Administrative Agent to the effect that such amendment will not materially adversely affect the interests of any Exchange Noteholder (other than Exchange Noteholders who have consented to such amendment);

(ii) add to the covenants of the Borrower, or to surrender any right or power conferred upon the Borrower in this Agreement or any Exchange Note Supplement, in each case for the benefit of the Secured Parties; provided, that the Borrower deliver an Officer’s Certificate to the Administrative Agent to the effect that such amendment will not materially adversely affect the interests of any Exchange Noteholder (other than Exchange Noteholders who have consented to such amendment);

(iii) convey, transfer, assign, mortgage or pledge any property to the Collateral Agent; provided, that the Borrower deliver an Officer’s Certificate to the Administrative Agent to the effect that such amendment will not materially adversely affect the interests of any Exchange Noteholder (other than Exchange Noteholders who have consented to such amendment);

(iv) to cure any ambiguity in or to correct or supplement any provision in this Agreement or any Exchange Note Supplement that may be inconsistent with any other provision in this Agreement or any Exchange Note Supplement or in any amendment or to make any other provisions with respect to matters or questions arising under this Agreement or any Exchange Note Supplement which will not be inconsistent with the provisions of this Agreement or any Exchange Note Supplement; provided, that the Borrower deliver an Officer’s Certificate to the Administrative Agent to the effect that such amendment will not materially adversely affect the interests of any Exchange Noteholder (other than Exchange Noteholders who have consented to such amendment); or

(v) to evidence the acceptance of the appointment under this Agreement of a successor Administrative Agent or successor Collateral Agent.

All amendments pursuant to this Section 9.1 will be in form reasonably satisfactory to the Administrative Agent. The Administrative Agent and the Collateral Agent are authorized to join in the execution of any such amendment and to make any further appropriate agreements and stipulations that may be contained in such amendment.

(b) The Borrower, the Collateral Agent, the Lender and the Administrative Agent may enter into one or more amendments to this Agreement or any Exchange Note Supplement, without the consent of any Exchange Noteholder (including in connection with an amendment to an Exchange Note Supplement, the Exchange Noteholder of the Exchange Note issued pursuant to such supplement), to add any provisions to, or change any manner or eliminate any of the provisions of, this Agreement or any Exchange Note Supplement or to modify in any manner the rights of any Exchange Noteholder under this Agreement and its related Exchange Note Supplement, except as provided in such Exchange Note Supplement; provided, that the Borrower deliver an Officer’s Certificate to the Administrative Agent to the effect that such amendment will not materially adversely affect the interests of any Exchange Noteholder (other than Exchange Noteholders who have consented to such amendment).

SECTION 9.2. Amendments with Consent of Exchange Noteholders. Subject to Section 9.1, this Agreement may be amended (in any manner and for any purpose) by the Borrower, the Collateral Agent, the Lender and the Administrative Agent if each Exchange Noteholder of an Outstanding Exchange Note has consented to such amendment.

(a) Subject to Section 9.1, any Exchange Note Supplement may be amended (in any manner and for any purpose) by the Borrower, the Collateral Agent, the Lender and the Administrative Agent if each Exchange Noteholder of the related Outstanding Exchange Note has consented to such amendment.

SECTION 9.3. Execution of Amendments. In executing any amendment permitted by this Article IX, the Administrative Agent will be entitled to receive, and subject to Section 7.1 and Section 7.2, will be fully protected in relying upon, an Opinion of Counsel stating that (a) the execution of such amendment is authorized or permitted by the Agreement, (b) all conditions precedent to the execution and delivery of such amendment have been satisfied, and (c) such amendment will not (i) cause the Titling Trust to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, or (ii) with respect to the issuance of additional securities only, adversely affect the treatment of any Exchange Note as debt for U.S. federal income tax purposes. The Administrative Agent may, but is not obligated to, enter into any such amendment that affects the Administrative Agent’s own rights, powers, duties, obligations, liabilities or immunities under the Agreement.

ARTICLE X

CREDITORS’ RELATIONS

SECTION 10.1. Allocation of Collections; Intercreditor Agreement. The Lender and the Administrative Agent, by entering into this Agreement, and each Exchange Noteholder, by accepting the related Exchange Note, acknowledges and agrees that, notwithstanding that the Lending Facility and the Exchange Notes are secured, pursuant to Section 3.2, by a single security interest in all of the Collateral (a) each such Person will be subject to the limitation of recourse, waiver of claims and rights, and subordination provisions set forth in this Article X, (b) no Exchange Noteholder will have any recourse to, or right to payment from, the Collections on the Lending Facility Pool, (c) except in the capacity as Holder of the related Exchange Note, the Lender will not have recourse to, or right to payment from, the Collections on any Designated Pool, and (d) all Collections will be applied in accordance with the priorities and procedures set forth in this Article X.

SECTION 10.2. Application of Collections on the Lending Facility Pool when No Lending Facility Default Has Occurred. On each Payment Date following the establishment of the Lending Facility Collection Account (unless a Lending Facility Default has occurred prior to such Payment Date and the Lending Facility Balance has been accelerated), the Administrative Agent will (based on the information contained in the Monthly Lending Facility Pool Report when delivered before such Payment Date pursuant to the Basic Servicing Agreement) withdraw from the Lending Facility Collection Account an amount equal to the Collections for the Lending Facility Pool and such Payment Date and apply such amounts in accordance with the following priorities (to the extent such amounts that have not been retained by AmeriCredit pursuant to the Basic Servicing Agreement and Section 2.3 of this Agreement):

(a) to the Servicer, the Lending Facility Pool Servicing Fee for the related Collection Period;

(b) to the Lender as payment of interest on the Advances, an amount equal to the Lending Facility Interest Payment Amount;

(c) to the Lender as a payment of principal of the Advances in an amount equal to the Lending Facility Principal Payment Amount, until the Lending Facility Balance has been reduced to zero;

(d) either (i) if and to the extent that the Borrower so elects (by direction to the Administrative Agent on or prior to the applicable Payment Date, which may be in the form of a standing direction) or (ii) if the Lending Period has been terminated, to the Lender as an additional payment of principal of the Advances, all amounts remaining, until the Lending Facility Balance has been reduced to zero;

(e) to pay any amounts that remain owing and unpaid to the Collateral Agent or any other Person under any indemnity or other payment obligation arising hereunder; and

(f) to or at the direction of the Holder of the Series CSA Interest Certificate, all remaining funds.

SECTION 10.3. Application of Collections on each Designated Pool when No Exchange Note Default Has Occurred. On each Payment Date (except with respect to any Designated Pool with respect to which an Exchange Note Default has occurred prior to such Payment Date and the related Exchange Note has been accelerated), the Administrative Agent will, with respect to each Designated Pool (based on the information contained in the related Monthly Exchange Note Report delivered before such Payment Date pursuant to the Basic Servicing Agreement and the related Servicing Supplement), withdraw from the related Exchange Note Collection Account an amount equal to the Collections for such Designated Pool and such Payment Date and (except as otherwise specified in the related Exchange Note Supplement) and apply such amounts in accordance with the terms of the applicable Exchange Note Supplement.

SECTION 10.4. Application of Collections Following Acceleration. On each Payment Date following the occurrence of a Lending Facility Default with respect to the Lending Facility Pool if the Lending Facility Balance has been accelerated, and following the occurrence of an Exchange Note Default with respect to the related Designated Pool if the related Exchange Note has been accelerated, the Administrative Agent will (absent contrary instruction with respect to the Lending Facility Pool from the Lender or any Designated Pool from the related Exchange Noteholder), with respect to the Lending Facility Pool or the related Designated Pool, as applicable, (based on the information contained in the Monthly Lending Facility Pool Report or the related Monthly Exchange Note Report, as applicable, delivered before such Payment Date), withdraw from the related Collection Account an amount equal to the Collections for the Lending Facility Pool or such Designated Pool, as the case may be, and on such Payment Date and (except as otherwise specified in the related Exchange Note Supplement) apply such amounts in accordance with the following priorities (or, with respect to any Designated Pool, in accordance with any other priorities for the distribution of Collections following Acceleration that is specified in the related Exchange Note Supplement):

(a) in the manner and in the priorities set forth in Section 10.2(a) through (c) with respect to the Lending Facility Pool or, with respect to a Designated Pool and the related Exchange Note in the following order of priority:

(i) to the Servicer, the related Designated Pool Servicing Fee for the related Collection Period, to the extent that such amounts have not been paid from the Collections in respect of such Designated Pool that have been retained by the Servicer pursuant to the applicable Servicing Supplement;

(ii) to the related Exchange Noteholder, the applicable Exchange Note Interest Payment Amount;

(iii) to the related Exchange Noteholder, (A) on any Payment Date other than an Exchange Note Redemption Date, in payment of principal of such Exchange Note until the Exchange Note Balance of such Exchange Note has been reduced to zero or (B) on an Exchange Note Redemption Date, an amount equal to the Exchange Note Redemption Price (to the extent such amount has not been paid pursuant to clause (ii) above); and

(iv) to the related Exchange Noteholder, as an additional payment of principal of such Exchange Note, all amounts necessary to cover any shortfall in payment on any debt obligations that are secured by such Exchange Note.

(b) all amounts remaining will be applied pro rata, based on the amounts due, to pay any amounts due and unpaid under Section 10.2(a) through (c) with respect to the Lending Facility and, with respect to each Exchange Note, in the priority set forth in Section 10.4(b)(i) through (iii);

(c) to pay any amounts that remain owing and unpaid to the Collateral Agent or any other Person under any indemnity or other payment obligation arising hereunder; and

(d) to or at the direction of the Holder of the Series CSA Interest Certificate, all remaining funds.

SECTION 10.5. Modified Priorities Following Liquidation. Notwithstanding Section 10.2, Section 10.3 and Section 10.4, following the liquidation of any portion of the Collateral pursuant to Article VI, any proceeds of such liquidation will be distributed in the manner and in the priority set forth in Section 6.2(b) or Section 6.4(b), as applicable.

SECTION 10.6. Application of Liquidation Proceeds. In the event that any liquidation proceeds with respect to any Collateral cannot be identified, after reasonable efforts by the Servicer or other Person required to make such identification, as relating to the Lending Facility Pool or a specific Designated Pool, then any such amounts will be deemed to constitute Collections with respect to the Lending Facility Pool and each Designated Pool, to be allocated to such pools pro rata based on the outstanding Lending Facility Balance and the Exchange Note Balances of the related Exchange Notes.

SECTION 10.7. Limited Recourse; Subordination of Claims.

(a) The obligations of the Borrower under this Agreement and any Exchange Notes are solely the obligations of the Borrower and do not represent any obligation or interest in any assets of the Servicer, the Collateral Agent, the Administrative Agent or any other Person.

(b) The Lender, the Collateral Agent and the Administrative Agent, by entering into this Agreement, and each Exchange Noteholder, by accepting an Exchange Note, acknowledges and agrees that:

(i) except to the extent of funds allocated to such Exchange Noteholder pursuant to this Article X and any applicable Exchange Note Supplement, any claim against the Borrower in respect of any Secured Obligations under this Agreement by (A) the Lender will be limited in recourse to the assets of the Borrower that are included in the Lending Facility Pool and (B) any Exchange Noteholder will be limited in recourse to the assets of the Borrower that are included in the related Designated Pool; and

(ii) none of the Lender, the Administrative Agent or any Exchange Noteholder has any right, title or interest in or to any other assets of the Borrower (collectively, the “Other Assets”).

(c) If, notwithstanding Section 10.7(b), the Lender or any Exchange Noteholder (or the Administrative Agent, on behalf of either of them) either (i) asserts an interest in, claim to, or benefit from, the Other Assets or (ii) is deemed to have any such interest in, claim to, or benefit from the Other Assets, whether by operation of law, legal process, pursuant to insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), then the Lender and each Exchange Noteholder further acknowledges and agrees that any such interest, claim or benefit in, to or from the Other Assets is expressly subordinated to (A) the indefeasible payment in full of the other obligations and liabilities of the Borrower including Secured Obligations under this Agreement or any Exchange Note and (B) the holders of any Securities relating to any Series Interest other than the Series CSA Interest and (C) parties to any undertaking, agreement, contract or other written obligation of the holders of Securities relating to such other Series Interest, the payments under which are derived in any material part from or collateralized by amounts received with respect to the related Series Assets of such other Series Interest (the “Other Liabilities”), which, in each case, pursuant to this Agreement, any Exchange Note or any other relevant documents, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Borrower), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement is deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.

(d) The Administrative Agent and the Lender further acknowledge and agree and each Exchange Noteholder, by taking delivery of an Exchange Note, will be deemed to further acknowledge and agree that no adequate remedy at law exists for a breach of this Section 10.7 and this Section 10.7 may be enforced by an action for specific performance.

(e) The Lender, by entering into this Agreement, each Exchange Noteholder, by taking delivery of an Exchange Note, and the Administrative Agent, on behalf of itself and each such Person, irrevocably makes the election afforded to secured creditors by Section 1111(b)(1)(A)(i) of the Bankruptcy Code to receive the treatment afforded by Section 1111(b)(2) of the Bankruptcy Code with respect to any secured claim that such Person may have at any time against any Other Assets (including any Series Interest of the Borrower other than the Series CSA Interest).

(f) This Section 10.7 is for the third party benefit of the holders, pledgees or other beneficiaries of any Other Liabilities and will survive the termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Appointment to Act as Borrower’s Agent. The Borrower appoints the Servicer (but only for so long as the Servicer and the Lender are the same entity, in the case of clause (a) below) as its agent for the following purposes: (a) selecting the amount of each Advance, (b) arranging for payment by the Borrower of the Secured Obligations, (c) causing the repayment of the Advances as required or permitted pursuant to Section 2.4 and (d) at the direction of the Borrower, executing and delivering on behalf of the Borrower all notices, requests, demands or similar items required or permitted to be provided under this Agreement. The Borrower irrevocably agrees that (i) the Borrower will be bound by all actions of the Servicer taken pursuant to this Section 11.1, (ii) the Lender, the Collateral Agent and the Administrative Agent are authorized to accept any payment, notice, request, demand or similar item required or permitted under this Agreement from the Servicer on behalf of the Borrower and (iii) the execution and delivery by the Servicer to the Lender, the Collateral Agent or the Administrative Agent of any notice, request, demand or similar item or the taking by the Servicer of any other action described in this Section 11.1 will be conclusive evidence, as among the Borrower, the Lender, the Collateral Agent and the Administrative Agent, of the Servicer’s authority to execute and deliver such notice, request, demand or similar item or take such other action on behalf of the Borrower under this Agreement.

SECTION 11.2. Compliance Certificates and Opinions, etc. Upon any application or request by the Borrower to the Collateral Agent to take any action under any provision of this Agreement, the Borrower shall furnish to the Collateral Agent (a) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and (b) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

SECTION 11.3. Form of Documents Delivered to Administrative Agent.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Borrower may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Borrower or the Administrator stating that the information with respect to such factual matters is in the possession of the Servicer, Borrower or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Whenever in this Agreement, in connection with any application or certificate or report to the Collateral Agent, it is provided that the Borrower shall deliver any document as a condition of the granting of such application, or as evidence of the Borrower’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Borrower to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Collateral Agent’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Where any Person is required to make, give or execute two or more applications, requests, comments, certificates, statements, opinions or other instruments under this Agreement, they may be consolidated in one instrument.

SECTION 11.4. Notices, etc. Any request, demand, authorization, direction, notice, consent or, waiver or other documents provided or permitted by this Agreement shall be in writing and if such request, demand, authorization, direction, notice, consent or, waiver is to be made upon, given or furnished to or filed with::

(a) if to the Administrative Agent, if delivered by hand or sent by facsimile with telephone confirmation on the same day by the sender, overnight delivery, electronic mail or registered first class mail, postage prepaid, to the Administrative Agent at:

Wells Fargo Bank, National Association

600 4th Street

MAC N9300-061

Minneapolis, Minnesota 55479

Attention: Corporate Trust Office

Telephone: (612) 667-7181

Facsimile: (612) 667-3464

or at any other address previously furnished by notice to the other parties hereto by the Administrative Agent.

(b) if to the Borrower, if delivered by hand, or sent by facsimile, overnight delivery or registered first class mail, postage prepaid, to the Borrower at:

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Facsimile: (302) 636-4140

With a copy to:

AmeriCredit Financial Services, Inc.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

or at any other address previously furnished by notice to the Administrative Agent by the Borrower.

(c) if to the Collateral Agent, if delivered by hand, or sent by facsimile, overnight delivery or registered first class mail, postage prepaid, to the Collateral Agent at:

Wells Fargo Bank, National Association

600 4th Street

MAC N9300-061

Minneapolis, Minnesota 55479

Attention: Corporate Trust Office

Telephone: (612) 667-7181

Facsimile: (612) 667-3464

or at any other address previously furnished by notice to the Administrative Agent by the Collateral Agent.

(d) if to the Lender, if delivered by hand, or sent by facsimile, overnight delivery or registered first class mail, postage prepaid, to the Lender at:

AmeriCredit Financial Services, Inc.

801 Cherry Street

Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

or at any other address previously furnished by notice to the Administrative Agent by the Lender.

(e) if to any Exchange Noteholder, at the address specified in the related UCC Notice of Security Interest or at such other address previously furnished by notice to the Administrative Agent by such Exchange Noteholder.

SECTION 11.5. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Agreement or any of the Exchange Notes to the contrary, the Borrower may enter into any agreement with any Exchange Noteholder providing for a method of payment, or notice by the Administrative Agent to such Exchange Noteholder, that is different from the methods provided for in this Agreement for such payments or notices. The Borrower will furnish to the Administrative Agent a copy of each such agreement and the Administrative Agent will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 11.6. Benefits of Agreement. Nothing in this Agreement or in any Exchange Note, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Secured Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement.

SECTION 11.7. GOVERNING LAW; SUBMISSION TO JURISDICTION LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 11.8. Successors and Assigns. All covenants and agreements in this Agreement and the Exchange Notes by the Borrower shall bind its successors and assigns, whether so expressed or not. All agreements of the Administrative Agent in this Agreement shall bind its successors.

SECTION 11.9. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions and terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

SECTION 11.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, regardless of whether delivered in physical or electronic form, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.11. Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.12. Borrower Obligations.

(a) No recourse may be taken, directly or indirectly, with respect to the obligations of the Borrower, any Trustee, the Collateral Agent or the Administrative Agent on the Exchange Notes or under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against (i) the Collateral Agent, any Trustee or the Administrative Agent, as such or in their individual capacities, (ii) any owner of a beneficial interest in the Borrower or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Collateral Agent, any Trustee or the Administrative Agent in their individual capacities, the Collateral Agent, any Trustee or the Administrative Agent or of any successor or assign of the Collateral Agent, any Trustee or the Administrative Agent, as such or in their individual capacities, except as any such Person may have expressly agreed (it being understood that the Collateral Agent, any Trustee or the Administrative Agent have no such obligations in their individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

(b) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee, Administrative Trustee and Delaware Trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it under the Titling Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Borrower, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under the parties hereto, (iv) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Titling Trust or APGO in this Agreement and (v) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Agreement or the other related documents.

SECTION 11.13. No Petition. Each of the Administrative Agent, the Collateral Agent and the Lender, by entering into this Agreement, and each Exchange Noteholder, by taking delivery of an Exchange Note, covenants and agrees that for a period of one (1) year and one (1) day after payment in full of all Secured Obligations under this Agreement and the Exchange Notes, the outstanding Certificates and the outstanding Securities, it will not institute against the Titling Trust, or join in any institution against the Titling Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the other Basic Documents.

SECTION 11.14. Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action relating to this Agreement, the Basic Documents or any other documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Basic Documents or the transactions contemplated hereby.

SECTION 11.15. No Partnership or Joint Venture. Nothing contained in this Agreement (a) shall constitute a partnership between, joint venture by, association of, syndicate of or unincorporated business or other separate entity between or among any of the parties hereto, (b) shall be construed to impose any liability as such on any of the parties hereto or (c) shall be deemed to confer on any of parties hereto any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 11.16. Tax Consequences. For purposes of determining withholding taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrower, the Administrative Agent, the Collateral Agent and the Lender shall treat (and the foregoing persons hereby authorize such treatment) the Agreement as not qualifying as “grandfathered obligation” within the meaning of Treasury Regulation section 1.1371-2(b)(2)(i).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

ACAR LEASING LTD., as Borrower

By:	WILMINGTON TRUST COMPANY,
not in its individual capacity, but solely as Owner Trustee

By:	/s/ Clarice Wright
Name: Clarice Wright
Title: Assistant Vice President

AMERICREDIT FINANCIAL SERVICES, INC., as Lender and as Servicer

By:	/s/ Sheli Fitzgerald
Name: Sheli Fitzgerald
Title: Senior Vice President, Corporate Treasury

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as Collateral Agent

By:	/s/ Cheryl Zimmerman
Name: Cheryl Zimmerman
Title: Vice President

[Signature Page to the Amended and Restated Credit and Security Agreement]

EXHIBIT A

FORM OF EXCHANGE NOTE

REGISTERED

No. [    ]

20[    ]-[    ] EXCHANGE NOTE

ACAR LEASING LTD., as Borrower (the “Borrower”), for value received, hereby promises to pay to [INSERT NAME OF EXCHANGE NOTEHOLDER], as 20[    ]-[    ] Exchange Noteholder (the “20[    ]-[    ] Exchange Noteholder”), for its benefit and the benefit of the other transferees from time to time acquiring interests herein pursuant to the Exchange Note Supplement, dated as of [        _], 20[    ] (the “Exchange Note Supplement”), among the Borrower, AmeriCredit Financial Services, Inc., as Lender and Servicer, and Wells Fargo Bank, National Association, as Administrative Agent and as Collateral Agent, and other transferees or registered assigns, a principal sum equal to the Exchange Note Balance represented by this 20[    ]-[    ] Exchange Note (calculated as of the applicable Payment Date), payable on each Payment Date in an amount equal to the Exchange Note Principal Payment Amount for such Payment Date pursuant to Section [    ] of the Exchange Note Supplement. At the option of the Lender, the principal amount of this 20[    ]-[    ] Exchange Note may be increased or decreased from time to time upon the allocation of Collateral Lease Agreements and Collateral Leased Vehicles to or the reallocation of Collateral Lease Agreements and Collateral Leased Vehicles from the 20[    ]-[    ] Designated Pool, respectively, pursuant to Section [    ] of the Exchange Note Supplement. The entire unpaid principal amount of this 20[    ]-[    ] Exchange Note will be due and payable on the Exchange Note Final Scheduled Payment Date. Capitalized terms used but not defined in this 20[    ]-[    ] Exchange Note are defined in Appendix [    ] to the Exchange Note Supplement or Appendix [    ] to the Second Amended and Restated Credit and Security Agreement, dated as of January 24, 2018 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), among the Borrower, AmeriCredit Financial Services, Inc., as Lender and Servicer, and Wells Fargo Bank, National Association, as Administrative Agent and as Collateral Agent.

The Borrower will pay interest on this 20[    ]-[    ] Exchange Note in an amount equal to the Exchange Note Interest Payment Amount until the principal of this 20[    ]-[    ] Exchange Note is paid or made available for payment. The amount of interest due on this 20[    ]-[    ] Exchange Note on each Payment Date will be calculated on the basis of the Exchange Note Balance outstanding on each day of such Exchange Note Interest Period (after giving effect to all payments of principal made on the preceding Payment Date), and will be subject to certain limitations contained in Section [    ] of the Exchange Note Supplement. Such principal of and interest on this 20[    ]-[    ] Exchange Note will be paid in the manner specified on the reverse hereof.

The principal of and interest on this 20[    ]-[    ] Exchange Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Borrower with respect to this 20[    ]-[    ] Exchange Note will be applied to interest on and principal of this 20[    ]-[    ] Exchange Note in the manner set forth in the Exchange Note Supplement.

Reference is made to the further provisions of this 20[    ]-[    ] Exchange Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this 20[    ]-[    ] Exchange Note.

Unless the certificate of authentication hereon has been executed by the Administrative Agent whose name appears below by manual or facsimile signature, this 20[    ]-[    ] Exchange Note will not be entitled to any benefit under the Credit and Security Agreement or the Exchange Note Supplement referred to on the reverse hereof, or be valid or obligatory for any purpose.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower has caused this instrument to be signed, manually or in facsimile, by its Authorized Person, as of the date set forth below.

ACAR LEASING LTD., as Borrower
By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

Date:                     , 20[    ]

ADMINISTRATIVE AGENT’S CERTIFICATE OF AUTHENTICATION

This is the 20[    ]-[    ] Exchange Note designated above and referred to in the within-mentioned Exchange Note Supplement.

Date:                     , 20[    ]

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrative Agent

By:
Authorized Signatory

REVERSE OF 20[    ]-[    ] EXCHANGE NOTE

This 20[    ]-[    ] Exchange Note is one of the duly authorized issue of Exchange Notes, which may be issued under the Credit and Security Agreement, to which Credit and Security Agreement and all Exchange Note Supplements that are supplemental thereto reference is made for a statement of the respective rights and obligations thereunder of the Borrower, the Lender, the Servicer, the Administrative Agent, the Collateral Agent and the 20[    ]-[    ] Exchange Noteholders. This 20[    ]-[    ] Exchange Note is subject to all terms of the Credit and Security Agreement and the Exchange Note Supplement. In the event of a conflict between the terms of this 20[    ]-[    ] Exchange Note, the terms of the Credit and Security Agreement and the terms of the Exchange Note Supplement, the Exchange Note Supplement will prevail.

Interest on and principal of this 20[    ]-[    ] Exchange Note will be payable in accordance with the priority of payments set forth in Section [    ] of the Exchange Note Supplement.

Principal of this 20[    ]-[    ] Exchange Note will be payable on each Payment Date in an amount equal to the Exchange Note Principal Payment Amount for such Payment Date. “Payment Date” means the [    ]th day of each calendar month or, if any such day is not a Business Day, the next Business Day, commencing [            ], 20[    ].

As described on the face hereof, the entire unpaid principal amount of this 20[    ]-[    ] Exchange Note will be due and payable on the Exchange Note Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of this 20[    ]-[    ] Exchange Note will be due and payable on the date on which an Exchange Note Default with respect to this 20[    ]-[    ] Exchange Note has occurred and is continuing and the 20[    ]-[    ] Exchange Noteholder has declared this 20[    ]-[    ] Exchange Note to be immediately due and payable, or the 20[    ]-[    ] Exchange Note has automatically been declared immediately due and payable, in each case in the manner provided in the Credit and Security Agreement and the Exchange Note Supplement.

Payments of interest on this 20[    ]-[    ] Exchange Note on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this 20[    ]-[    ] Exchange Note, will be made either by wire transfer in immediately available funds, to the account of the 20[    ]-[    ] Exchange Noteholder or an account designated by the 20[    ]-[    ] Exchange Noteholder at a bank or other entity having appropriate facilities therefor if such 20[    ]-[    ] Exchange Noteholder has provided to the Exchange Note Registrar appropriate written instructions at least [    ] Business Days prior to such Payment Date or, if not, by check mailed first-class mail postage prepaid to the 20[    ]-[    ] Exchange Noteholder’s address as it appears on the Exchange Note Register prior to such Payment Date, except that the final installment of principal payable on this 20[    ]-[    ] Exchange Note on a Payment Date or the Exchange Note Final Scheduled Payment Date will be payable only upon the presentation and surrender of this 20[    ]-[    ] Exchange Note in the manner set forth the Credit and Security Agreement. Such payments will be made without requiring that this 20[    ]-[    ] Exchange Note be submitted for notation of payment. Any reduction in the principal amount of this 20[    ]-[    ] Exchange Note effected by any payments made on any Payment Date or due to a reallocation of any Collateral Lease Agreements and Collateral Leased Vehicle from the 20[    ]-[    ] Designated Pool will be binding upon all future 20[    ]-[    ] Exchange Noteholders of this 20[    ]-[    ] Exchange Note and of any 20[    ]-[    ] Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Exchange Note Supplement and the Credit and Security Agreement, for payment in full of the then remaining unpaid principal amount of this 20[    ]-[    ] Exchange Note on a Payment Date, then the Administrative Agent will notify the 20[    ]-[    ] Exchange Noteholder of the date on which the Borrower expects that the final installment of principal of and interest on this 20[    ]-[    ] Exchange Note will be paid not later than [    ] days prior to such date. Such notice will specify that such final installment will be payable only upon presentation and surrender of this 20[    ]-[    ] Exchange Note and will specify the place where this 20[    ]-[    ] Exchange Note may be presented and surrendered for payment of such installment.

As provided in the Exchange Note Supplement, the principal amount of this 20[    ]-[    ] Exchange Note may be increased or decreased from time to time, in the manner and to the extent described in Section [    ] of the Exchange Note Supplement.

The transfer of this 20[    ]-[    ] Exchange Note is subject to the restrictions on transfer specified on the face hereof and to the other limitations set forth in the Credit and Security Agreement and the Exchange Note Supplement. Subject to the satisfaction of such restrictions and limitations, the transfer of this 20[    ]-[    ] Exchange Note may be registered on the Exchange Note Register upon surrender of this 20[    ]-[    ] Exchange Note for registration of transfer at the office or agency designated by the Borrower pursuant to the Credit and Security Agreement, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Administrative Agent duly executed by the 20[    ]-[    ] Exchange Noteholder hereof or the 20[    ]-[    ] Exchange Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Exchange Note Registrar, and thereupon a new 20[    ]-[    ] Exchange Note in the same aggregate principal amount will be issued to the designated transferee. No service charge will be charged for any registration of transfer or exchange of this 20[    ]-[    ] Exchange Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

The 20[    ]-[    ] Exchange Noteholder, by accepting this 20[    ]-[    ] Exchange Note acknowledges and agrees that (i) if an Insolvency Event occurs with respect to the Borrower, any claim that the 20[    ]-[    ] Exchange Noteholder may seek to enforce at any time against the Borrower will be limited in recourse to the 20[    ]-[    ] Designated Pool and (ii) if, notwithstanding clause (i), the 20[    ]-[    ] Exchange Noteholder is deemed to have any claim against the assets of the Borrower other than the assets included in the 20[    ]-[    ] Designated Pool, whether by operation of law, legal process, pursuant to insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and the holders of (A) all other Exchange Notes and (B) in the case of assets allocated to a Series Interest other than the Series CSA Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrower and all related hedging arrangements.

THE RECITATION SET FORTH IN THE PRECEDING PARAGRAPH WILL BE DEEMED TO CONSTITUTE AN ENFORCEABLE SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(A) OF THE BANKRUPTCY CODE.

The 20[    ]-[    ] Exchange Noteholder, by accepting this 20[    ]-[    ] Exchange Note, covenants and agrees that for a period of one (1) year and one (1) day (or, if longer, any applicable preference period) after payment in full of all obligations under the Credit and Security Agreement, the Exchange Note Supplement, the Exchange Notes, the outstanding Certificates and any other outstanding Securities, it will not institute against the Borrower or the Settlor, or join in any institution against the Borrower or the Settlor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to this 20[    ]-[    ] Exchange Note, the Credit and Security Agreement, the Exchange Note Supplement or any of the other Program Documents.

The Borrower has entered into the Exchange Note Supplement and this 20[    ]-[    ] Exchange Note is issued with the intention that, for U.S. federal, State and local income, single business and franchise tax purposes, this 20[    ]-[    ] Exchange Note will qualify as indebtedness of the Borrower. The 20[    ]-[    ] Exchange Noteholder, by its acceptance of this 20[    ]-[    ] Exchange Note, will be deemed to agree to treat this 20[    ]-[    ] Exchange Note for U.S. federal, State and local income, single business and franchise tax purposes as indebtedness of the Borrower.

Prior to the due presentment for registration of transfer of this 20[    ]-[    ] Exchange Note, the Borrower and the Administrative Agent and any agent of the Borrower or the Administrative Agent may treat the Person in whose name this 20[    ]-[    ] Exchange Note (as of the day of determination or as of such other date as may be specified in the Exchange Note Supplement) is registered as the owner hereof for all purposes, whether or not this 20[    ]-[    ] Exchange Note be overdue, and, to the fullest extent permitted by applicable law, none of the Borrower, the Administrative Agent or any such agent will be affected by notice to the contrary.

The Credit and Security Agreement permits the amendment thereof (in any manner and for any purpose) by the Borrower, the Collateral Agent, the Lender and the Administrative Agent so long as each Exchange Noteholder of an Outstanding Exchange Note has consented to such amendment. The Credit and Security Agreement also permits the amendment thereof to amend or waive certain terms and conditions set forth therein without the consent of the Noteholders; provided certain conditions are satisfied. Any such consent by the 20[    ]-[    ] Exchange Noteholder will be conclusive and binding upon the 20[    ]-[    ] Exchange Noteholder and upon all future holders of this 20[    ]-[    ] Exchange Note and of any 20[    ]-[    ] Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this 20[    ]-[    ] Exchange Note.

The term “Borrower”, as used in this 20[    ]-[    ] Exchange Note, includes any successor to the Borrower under the Credit and Security Agreement.

This 20[    ]-[    ] Exchange Note is issuable only in registered form as provided in the Credit and Security Agreement and the Exchange Note Supplement, subject to certain limitations therein set forth.

This 20[    ]-[    ] Exchange Note, the Credit and Security Agreement and the Exchange Note Supplement will be governed by, and construed in accordance with the laws of the State of New York.

No reference herein to the Credit and Security Agreement or the Exchange Note Supplement, and no provision of this 20[    ]-[    ] Exchange Note or of the Credit and Security Agreement will alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this 20[    ]-[    ] Exchange Note at the time, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Program Documents, none of Wells Fargo Bank, National Association, in its individual capacity, or any of its affiliates, partners, beneficiaries, agents, officers, directors, employees or successors or assigns will be personally liable for, nor will recourse be had to any of them for, the payment of principal or of interest on this 20[    ]-[    ] Exchange Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Credit and Security Agreement or the Exchange Note Supplement. The 20[    ]-[    ] Exchange Noteholder, by its acceptance hereof, agrees that, except as expressly provided in the Program Documents, in the case of an Exchange Note Default under the Credit and Security Agreement or the Exchange Note Supplement, the 20[    ]-[    ] Exchange Noteholder will have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein will be taken to prevent recourse to, and enforcement against, the assets of the Borrower for any and all liabilities, obligations and undertakings contained in the Credit and Security Agreement, the Exchange Note Supplement or in this 20[    ]-[    ] Exchange Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers without recourse unto

(name and address of assignee)

the within 20[        ]-[    ] Exchange Note and all rights thereunder, and hereby irrevocably constitutes and appoints             , attorney, to transfer said 20[    ]-[    ] Exchange Note on the books kept for registration thereof, with full power of substitution in the premises.

Date:

Signature Guaranteed:*

*	Note: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within 20[ ]-[ ] Exchange Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT B

FORM OF UCC NOTICE OF SECURITY INTEREST

                    , 20

Wells Fargo Bank, National Association,

    as Administrative Agent and Collateral Agent

600 4th Street

MAC N9300-061

Minneapolis, Minnesota 55479

Re:	Notice of Security Interest

Reference is made to the Second Amended and Restated Credit and Security Agreement, dated as of January 24, 2018 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), and the          Exchange Note Supplement dated as of                     , 20     (the “         Exchange Note Supplement”), each among ACAR Leasing Ltd., as Borrower, AmeriCredit Financial Services, Inc. (“AmeriCredit”), as Lender and Servicer, and Wells Fargo Bank, National Association, as Administrative Agent and as Collateral Agent. Pursuant to Section 4.3 of the Credit and Security Agreement, notice is hereby given that (i) the Exchange Note issued pursuant to the Credit and Security Agreement and the          Exchange Note Supplement on                     , 20     (the “         Exchange Note”) was [transferred]/[pledged] by                      as the [initial] Exchange Noteholder of the          Exchange Note to the undersigned (the [“Transferee”]/[“Pledgee”]) on                     , 20     (the “Transfer Date”), and (ii) the security interest in the Collateral allocated to the          Designated Pool was assigned by                      to the [Transferee]/[Pledgee] on the Transfer Date.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit and Security Agreement and the          Exchange Note Supplement.

Very truly yours,

[Name of Transferee]

By:
Name:

B-1

APPENDIX A

To the Second Amended and Restated

Credit and Security Agreement

DEFINITIONS

“Administrative Agent” means Wells Fargo, not in its individual capacity but solely in its capacity as Administrative Agent under the Credit and Security Agreement or any successor Administrative Agent appointed pursuant to the Credit and Security Agreement.

“Administrative Charges” means, with respect to any Lease Agreement, any payment (whether or not part of the fixed Monthly Payment) payable to the related Lessor representing a late payment fee, a returned instrument or automatic clearing house transaction charge, an Extension Fee, a purchase option fee, a service fee, disposition fees, termination fees, an allocation of insurance premiums, title, license, registration and other official fees, sales, personal property or excise taxes or any other similar charge, parking tickets or any other charges which the Lessor is required to remit to a Dealer, Lessee or any other third party; provided, however, any amount received by the Servicer from the Lessee in payment of a Lessee Obligation shall not constitute an Administrative Charge to the extent the Servicer has been reimbursed for such amount.

“Administrative Trustee” shall have the meaning set forth in the Preamble to the Titling Trust Agreement.

“Advance” has the meaning specified in Section 2.1(a) of the Credit and Security Agreement.

“Advance Rate” means 90.0%, as such percentage may be adjusted pursuant to Section 2.1(e) of the Credit and Security Agreement.

“Affected Trust Assets” shall have the meaning set forth in Section 7.1(b) of the Titling Trust Agreement.

“Affiliate” means, with respect to (i) GMF, General Motors Company, AmeriCredit or any other direct or indirect subsidiary of GMF, General Motors Company, or AmeriCredit, any other Person which, directly or indirectly, is controlled by GMF, AmeriCredit and/or any other direct or indirect subsidiary of GMF, General Motors Company, and/or AmeriCredit and (ii) any Person other than GMF and its direct and indirect subsidiaries, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“ALG Residual Value Percentage” means, with respect to any Leased Vehicle, as of any date of determination, the lower of (i) the expected value of the Leased Vehicle at the related Maturity Date, expressed as a percentage of the Maximum Residualizable MSRP of such Leased Vehicle, provided by the Automotive Lease Guide at the time of the origination of the related Lease Agreement as a “mark-to-market” value and (ii) the expected value of the Leased Vehicle at the related Maturity Date, expressed as a percentage of the Maximum Residualizable MSRP of such Leased Vehicle, provided by the Automotive Lease Guide as of its most recent determination pursuant to the Basic Documents as a “mark-to-market” value.

“AmeriCredit” means AmeriCredit Financial Services, Inc., a Delaware corporation.

“Annual Percentage Rate” or “APR” means, with respect to any Lease Agreement, the annual rate of finance charges stated in such Lease Agreement or, if not stated in such Lease Agreement, the implicit rate used at origination to calculate the Monthly Payments for such Lease Agreement.

“APGO” means APGO Trust, a Delaware statutory trust.

“Applied Payment Ahead” means, with respect to any Lease Agreement and any Payment Due Date on which a Retained Payment Ahead exists with respect to such Lease Agreement, an amount equal to the lesser of (i) the related Monthly Payment and (ii) the remaining Retained Payment Ahead immediately prior to such Payment Due Date.

“Assigning Affiliate” means an Affiliate of AmeriCredit that has originated Lease Agreements and assigned its full interest therein to the Titling Trust.

“Assignment Date” means, with respect to any Lease Agreement, the date such Lease Agreement is originated by or assigned or transferred to the Titling Trust.

“Authorized Officer” means, with respect to the Borrower, any officer of the Owner Trustee, or any agent acting pursuant to a power of attorney by the Owner Trustee, who is authorized to act for the Owner Trustee in matters relating to the Borrower and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Collateral Agent and the Administrative Agent on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as AmeriCredit is the Lender and the Servicer, any Executive Officer of the Servicer.

“Backup Servicer” means, with respect to any Pool, the party (if any) identified as the backup servicer in the Basic Servicing Agreement or the related Servicing Supplement, as applicable.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. Section 101 et seq., as amended from time to time, or any successor thereto.

“Base Residual Value” means, with respect to any Leased Vehicle, as of the Cutoff Date with respect to the related Lease Agreement or, if more recent, as of the most recent Determination Date on which the ALG Residual Value Percentage with respect to such Leased Vehicle was re-determined in accordance with the Basic Servicing Agreement or the related Servicing Supplement, as applicable, the lesser of (i) the Contract Residual Value and (ii) the product of the ALG Residual Value Percentage with respect to such Leased Vehicle as of such date and the Maximum Residualizable MSRP with respect to such Leased Vehicle. Notwithstanding the foregoing, if an Exchange Note Supplement specifies an alternative definition of “Base Residual Value,” that definition shall be used in determining the Base Residual Value for all Leased Vehicles allocated to the related Designated Pool for so long as such Leased Vehicles are allocated to such Designated Pool.

“Basic Documents” means, with respect to a Transaction, each indenture, loan agreement, receivables financing agreement, trust agreement, pooling and servicing agreement, administration agreement, servicing agreement, hedging agreement, program operating lease, assignment or transfer agreement and each other operative document related to such Transaction.

“Basic Servicing Agreement” means the Third Amended and Restated Servicing Agreement, dated as of January 18, 2018, as the same may be further amended, restated, supplemented or otherwise modified from time to time, among the Titling Trust, AmeriCredit, the Settlor and the Collateral Agent.

“Borrower” means the Titling Trust as Borrower under the Credit and Security Agreement.

“Borrowing Base” means, as of any date, the product of (i) the Advance Rate times (ii) the excess of (A) the aggregate Securitization Value of all the Collateral Lease Agreements (including any Collateral Lease Agreement to be acquired with the proceeds of such Advance and the Collateral Lease Agreements allocated to any Designated Pools on such day), minus (B) the aggregate principal balance of all Exchange Notes on such day (after giving effect to any payment of principal on the Exchange Notes on such day).

“Business Day” means a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Delaware, New York, Minnesota or Texas are authorized or obligated to be closed.

“Certificate” shall have the meaning set forth in Section 4.1(a) of the Titling Trust Agreement.

“Certificateholder” means a Person who holds right, title and interest in a Certificate.

“Certificate of Title” means a certificate of title or other evidence of ownership of a Leased Vehicle issued by the Registrar of Titles in the respective State in which such Leased Vehicle is registered, which Certificate of Title shall reflect the Titling Trust (by means of a Titling Trust Permissible Name) as the owner of such Leased Vehicle. For Leased Vehicles registered in a State which issues confirmation of the owner’s interest electronically, the “Certificate of Title” may consist of notification of an electronic recordation by either a third-party service provider or the relevant Registrar of Titles of the applicable State which indicates that the ownership of the Leased Vehicle is recorded in the name of the Titling Trust (by means of a Titling Trust Permissible Name) on the original certificate of title on the electronic lien and title system of the applicable State.

“Certificate of Trust” means the certificate of trust of the Titling Trust.

“Certificate Register” shall have the meaning set forth in Section 4.4(b) of the Titling Trust Agreement.

“Class” shall mean each class of Certificates issued with respect to any Series Interest.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” means (i) all Collateral Lease Agreements, (ii) all Collateral Leased Vehicles, (iii) all Collections on the Collateral Lease Agreements and the Collateral Leased Vehicles, (iv) all Insurance Policies and service contracts relating to Collateral Lease Agreements and/or Collateral Leased Vehicles, (v) all amounts received on any Collateral Lease Agreement in respect of Dealer Recourse, (vi) all Collection Accounts and (vii) all present and future claims, demands, causes and choses of action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

“Collateral Agent” means Wells Fargo, in its capacity as Collateral Agent under the Credit and Security Agreement.

“Collateral Assets” means the Collateral Lease Agreements and the Collateral Leased Vehicles allocated to the Series CSA Interest.

“Collateral Lease Agreement” means any Lease Agreement (i) with a Lease Date that is on or after December 1, 2010 or (ii) with a Lease Date prior to December 1, 2010 and as to which the Collateral Agent is listed as the recorded lienholder or recorded holder of a security interest in the related Collateral Leased Vehicle and, in each case, which Lease Agreement is pledged to the Lender under the Lending Facility. Notwithstanding the foregoing, no Lease Agreement that has a Lease Date that is after the end of the Lending Period shall be a Collateral Lease Agreement and the Lender and the Borrower may from time to time provide the Collateral Agent with written notice that certain Lease Agreements or classes of Lease Agreements shall not be pledged to the Lender under the Lending Facility and, therefore, shall not constitute a Collateral Lease Agreement.

“Collateral Leased Vehicle” means any Leased Vehicle that is the subject of a Collateral Lease Agreement and is pledged to the Lender under the Lending Facility.

“Collection Account” means (i) with respect to the Lending Facility, the Lending Facility Collection Account and (ii) with respect to an Exchange Note, the related Exchange Note Collection Account.

“Collection Period” means a calendar month (or in the case of the first Collection Period, the period from and excluding January 31, 2011 and ending at the close of business on February 28, 2011). The “related Collection Period” for a Payment Date is the Collection Period ending immediately prior to such Payment Date.

“Collections” means, with respect to any Series Assets, the Lending Facility Pool and, except as otherwise provided in the related Exchange Note Supplement or Servicing Supplement, any Designated Pool, all cash collections and other cash proceeds (including Net Liquidation Proceeds and Applied Payments Ahead but excluding Administrative Charges and Retained Payments Ahead) of the related Collateral Lease Agreements and Collateral Leased Vehicles and cash proceeds of security related to such Collateral Lease Agreements and Collateral Leased Vehicles.

“Commonly Controlled Entity” means, with respect to any Person, any member of the “controlled group” of such Person as such term is defined in Section 4001(a) of ERISA.

“Contract Residual Value” means, with respect to any Leased Vehicle, the value of the Leased Vehicle at the related Maturity Date as established by the Servicer at the time of origination of the related Lease Agreement in accordance with the Customary Servicing Practices for the purpose of determining the Monthly Payment.

“Corporate Trust Office” shall mean the office of the applicable trustee under the Titling Trust Agreement as provided in Section 9.3 of the Titling Trust Agreement.

“Credit and Security Agreement” means the Second Amended and Restated Credit and Security Agreement, dated as of January 18, 2018, as the same may be further amended, restated, supplemented or otherwise modified from time to time, among the Borrower, the Administrative Agent, the Collateral Agent, the Lender and the Servicer, and, with respect to each Exchange Note, as supplemented by the related Exchange Note Supplements.

“Credit Enhancement” means, with respect to any Series Interest, any reserve fund, overcollateralization, residual value guaranty, residual value insurance policy, financial guarantee insurance policy, letter of credit, guaranteed investment contract, cash collateral account, cash collateral guaranty, interest rate swap or hedge arrangement or other contract or agreement for the benefit of the holders of the related Securities.

“Customary Servicing Practices” means the customary servicing practices of the Servicer with respect to Lease Agreements and Leased Vehicles that it services for itself or others, as such practices may be changed from time to time.

“Cutoff Date” means, with respect to any Designated Pool, the date or dates as of which the related Collateral Assets will be designated to such Designated Pool, as further specified in the related Exchange Note Supplement.

“Dealer” means a Person who sold a Leased Vehicle or originated and assigned a Lease Agreement pursuant to a Dealer Agreement or Dealer Assignment to the Titling Trust, AmeriCredit, the Settlor or an Assigning Affiliate.

“Dealer Agreement” means any agreement between a Dealer and the Titling Trust, AmeriCredit, the Settlor or an Assigning Affiliate relating to the acquisition of Lease Agreements and related Leased Vehicles from a Dealer by the Titling Trust, AmeriCredit, the Settlor or such Assigning Affiliate.

“Dealer Assignment” means, with respect to a Lease Agreement, the assignment executed by a Dealer conveying such Lease Agreement to the Titling Trust, AmeriCredit, the Settlor or the related Assigning Affiliate.

“Dealer Recourse” means, with respect to any Lease Agreement or the related Leased Vehicle(s), all rights arising under the related Dealer Agreement or otherwise against the Dealer that originated such Lease Agreement.

“Defaulted Lease” means any Lease Agreement with respect to which at any time prior to the related Maturity Date, (i) an amount equal to 10% or more of any Monthly Payment remains unpaid for more than one hundred and twenty (120) days from the original Payment Due Date, (ii) such Lease Agreement has been identified by the Servicer as being the subject of a current bankruptcy proceeding, (iii) any related Leased Vehicle has been repossessed or (iv) such Lease Agreement has been written off by the Servicer in accordance with its Customary Servicing Practices.

“Definitions Appendix” means the appendix to any Exchange Note Supplement setting forth the definitions for the defined terms used in such Exchange Note Supplement.

“Delaware Trustee” shall have the meaning set forth in the Preamble to the Titling Trust Agreement.

“Delinquent Lease” means any Lease Agreement which has an amount equal to 10% or more of any Monthly Payment unpaid for more than thirty (30) days from the original Payment Due Date for such payment and that is not a Defaulted Lease.

“Delivery” means, with respect to any Collection Account, all amounts and investments held from time to time therein (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing:

(i) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Collateral Agent by physical delivery to the Collateral Agent endorsed to, or registered in the name of, the Collateral Agent or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC), transfer thereof (A) by delivery thereof to the Collateral Agent of such certificated security endorsed to, or registered in the name of, the Collateral Agent or (B) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Collateral Agent by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Collateral Agent (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Collateral Agent or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such property to the Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(ii) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such securities intermediary of entries in its books and records crediting such property to the Collateral Agent’s securities account at the securities intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such property to the Collateral Agent, consistent with changes in applicable law or regulations or the interpretation thereof;

(iii) with respect to any item property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (ii) above, registration on the books and records of the issuer thereof in the name of the Collateral Agent or its nominee or custodian who either (A) becomes the registered owner on behalf of the Collateral Agent or (B) having previously become the registered owner, acknowledges that it holds for the Collateral Agent; and

(iv) with respect to any item of property that is a financial asset under Article 8 of the UCC and that is not governed by clause (ii) above, causing the securities intermediary to indicate on its books and records that such financial asset has been credited to a securities account of the Collateral Agent. “Deposit Date” means, with respect to a Collection Period and Payment Date, the Business Day immediately preceding such Payment Date.

“Designated Pool” has the meaning specified in Section 4.1(b) of the Credit and Security Agreement.

“Designated Pool Servicing Fee” means, with respect to any Designated Pool, the meaning specified in the related Servicing Supplement.

“Determination Date” means, with respect to any Collection Period, two (2) Business Days before the related Payment Date.

“Discount Rate” means 0.00% or, with respect to any Exchange Note and the related Designated Pool, the Discount Rate set forth in the related Exchange Note Supplement.

“Disposition Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the sale at auction or other disposition of a Leased Vehicle by the Servicer.

“Dollars” or “$” means the lawful currency of the United States of America.

“Early Termination Sale Proceeds” means, with respect to a Collection Period, all Net Liquidation Proceeds received by the Servicer during such Collection Period for all Leased Vehicles returned to the Servicer prior to the Maturity Date of the related Lease Agreement and sold in such Collection Period.

“Eligible Deposit Account” means either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

“Eligible Institution” means a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of “AA” or better by S&P and “A2” or better by Moody’s or (B) a certificate of deposit rating of “A-1” by S&P and “P-1” by Moody’s and (ii) whose deposits are insured by the FDIC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified and in effect from time to time.

“Excess Mileage/Wear and Tear Fee” means, with respect to any Lease Agreement or Leased Vehicle, any applicable charge for excess mileage or excess wear and use.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Note” has the meaning specified in Section 4.1(a) of the Credit and Security Agreement.

“Exchange Note Balance” means (i) with respect to any Exchange Note that is a revolving note or under which the principal amount can otherwise be increased after the related Exchange Note Issuance Date, the principal balance of such Exchange Note as of the most recent date that the principal balance was increased in accordance with the relevant Basic Documents, as reduced by all amounts distributed on such Exchange Note and allocable to principal since such date or (ii) with respect to all other Exchange Notes, the initial principal balance of such Exchange Note, as reduced by all amounts distributed on such Exchange Note and allocable to principal since the related Exchange Note Issuance Date.

“Exchange Note Collection Account” means, with respect to each Exchange Note, the account designated as such in the related Exchange Note Supplement and/or Servicing Supplement.

“Exchange Note Default” has the meaning specified in Section 6.3(a) of the Credit and Security Agreement.

“Exchange Note Interest Payment Amount” means, with respect to any Exchange Note and any Payment Date, except as otherwise specified in the related Exchange Note Supplement, the sum of (i) the product of (A) the Exchange Note Balance as of the first (1st) day of the related Interest Period times (B) the applicable Exchange Note Interest Rate times (C) the day count fraction specified in the related Exchange Note Supplement; plus (ii) any portion of the Exchange Note Interest Payment Amount with respect to such Exchange Note and the immediately preceding Payment Date that was not paid on such preceding Payment Date.

“Exchange Note Interest Period” means, with respect to any Exchange Note and any Payment Date, except as otherwise specified in the related Exchange Note Supplement, the period from and including the last Payment Date to but excluding such Payment Date.

“Exchange Note Interest Rate” means, with respect to any Exchange Note and any Interest Period, the fixed rate or floating rate specified in the related Exchange Note Supplement.

“Exchange Note Issuance Date” has the meaning specified in Section 4.2(d)(i) of the Credit and Security Agreement.

“Exchange Note Principal Payment Amount” means the amount owed with respect to a principal payment for an Exchange Note on each applicable Payment Date in accordance with the terms of the related Exchange Note Supplement.

“Exchange Note Purchase Price” means the amount payable with respect to the redemption in full of an Exchange Note as set forth in the applicable Servicing Supplement or Exchange Note Supplement.

“Exchange Note Redemption Date” means, with respect to the redemption in full of any Exchange Note and in connection with which such Exchange Note is to be cancelled pursuant to Section 4.7 of the Credit and Security Agreement, the date on which such redemption is to occur pursuant to the terms of the applicable Servicing Supplement or Exchange Note Supplement.

“Exchange Note Register” has the meaning specified in Section 4.4(a) of the Credit and Security Agreement.

“Exchange Note Registrar” has the meaning specified in Section 4.4(a) of the Credit and Security Agreement.

“Exchange Note Servicer Default” has the meaning specified in Section 4.1(b) of the Basic Servicing Agreement.

“Exchange Note Supplement” has the meaning specified in Section 4.1(a) of the Credit and Security Agreement.

“Exchange Noteholder” means, with respect to any Exchange Note, AmeriCredit or any endorsee of such Exchange Note, as determined under Section 4.3 of the Credit and Security Agreement. For so long as any debt obligations are secured by an Exchange Note, the indenture trustee acting on behalf of the holders of such debt obligations will be deemed to be the Exchange Noteholder and after such debt obligations have been reduced to zero, GMF Lease Warehouse Trust will be deemed to be the Exchange Noteholder.

“Executive Officer” means, with respect to any Person, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President or any Vice President thereof.

“Extended Lease Agreement” means any Lease Agreement that has had its original Maturity Date with respect to one or more related Leased Vehicles extended by the Servicer.

“Extension” means, with respect to any Lease Agreement, the extension of the Maturity Date with respect to one or more related Leased Vehicles.

“Extension Fee” means, with respect to any Extended Lease Agreement, any payment required to be made by a lessee in connection with the extension of such Lease Agreement.

“Final Scheduled Payment Date” means, with respect to any Exchange Note, the date specified as such in the related Exchange Note Supplement.

“Fiserv” means Fiserv, Inc., a Wisconsin corporation.

“Fiserv Automotive Solutions” means Fiserv Automotive Solutions, Inc., a Pennsylvania corporation.

“Fiserv Servicing Agreement” means that certain Business Process Outsourcing & Development Services Agreement, dated as of October 13, 2006, between Fiserv Automotive Solutions, Inc. and AmeriCredit, as amended, supplemented and modified from time to time in accordance with its terms.

“GAAP” means the generally accepted accounting principles in the United States of America in effect from time to time.

“GMF” means General Motors Financial Company, Inc. (formerly known as AmeriCredit Corp.)

“Governmental Authority” means any nation or government, any State or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, grant a lien upon and a security interest in and right of set-off against particular property. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of party making such Grant thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Gross Capitalized Cost” means, with respect to any Lease Agreement, the amount agreed to by the Lessee at the time of origination of such Lease Agreement as the value of the related Leased Vehicle(s) plus any other amounts that are capitalized and amortized over the term of the related Lease Agreement, including acquisition fees, Taxes, insurance, service agreements and any outstanding balance from a prior motor vehicle loan or lease contract.

“Holder” means a person who holds right, title and interest in and is a registered holder of an Exchange Note, Certificate or Security.

“Indebtedness” means, with respect to any Person as of any day, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations of such Person under each lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee,(iv) all obligations of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such person, (v) all guarantee obligations of such Person and (vi) all obligations and liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, each as of such day.

“Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvency Event” means, with respect to a specified Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Interest Period” means the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the Lending Facility Closing Date) to but excluding the following Payment Date.

“Insurance Expenses” means any Insurance Proceeds (i) applied to the repair of the related Leased Vehicle, (ii) released to the related Lessee in accordance with applicable law or the Customary Servicing Practices or (iii) representing other related expenses incurred by the Servicer that are not otherwise included in Liquidation Expenses or Disposition Expenses and recoverable by the Servicer under any applicable Servicer Basic Documents.

“Insurance Policy” means any residual value, comprehensive, collision, liability, physical damage, credit or other insurance policy, insurance policy covering all or a portion of the Excess Mileage/Wear and Tear Fee amounts that are waived pursuant to an exclusion from or waiver of Excess Mileage/Wear and Tear Fee charges purchased by the related Lessee at the inception of such Lease Agreement and any contingent or excess liability insurance policy or program, and all rights thereunder, that are maintained by the Servicer, an Affiliate of the Servicer or a Lessee, in each case to the extent that such policy or program covers or applies to (i) any Lease Agreement or Leased Vehicle or (ii) the ability of any lessee to make any required payment under any such Collateral Lease Agreement or with respect to the related Collateral Leased Vehicle. For the avoidance of doubt, any self-insurance policy or program established or maintained by the Borrower or an affiliate thereof that covers or applies to any Lease Agreement shall constitute an “Insurance Policy.”

“Insurance Proceeds” means, with respect to any Leased Vehicle, Lease Agreement or Lessee, recoveries paid to the Servicer or the Titling Trust under an Insurance Policy and any rights thereunder or proceeds therefrom.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means, with respect to any date of determination and Collection Account, the investment earnings on amounts on deposit in such Collection Account on such date.

“Lease Agreement” means any (i) fixed rate closed-end lease contract or (ii) distinct and separate true lease contract (and, in each case, all proceeds thereof) originated in connection with the lease of one or more Leased Vehicles that is or was originated by the Titling Trust, a Dealer or an Assigning Affiliate.

“Lease Date” means, with respect to any Lease Agreement, the date set forth as the “Lease Date” or date of inception in the Lease Agreement.

“Lease Documents” means, with respect to each Lease Agreement, (i) the original, fully executed Lease Agreement, (ii) any documentation of the Lessee’s insurance coverage customarily maintained by the Servicer, (iii) if applicable, a copy of the application or application information of the related Lessee, together with supporting information customarily maintained by the Servicer which may include factory invoices related to new vehicles, credit scoring information or Dealer purchase documentation and odometer statements required by applicable law, (iv) the original Certificate(s) of Title (or a copy of the application therefor if the Certificate(s) of Title have not yet been delivered by the applicable Registrar of Titles) or such other documents, if any, that the Servicer keeps on file, including electronically, in accordance with its customary practices indicating that title to the related Leased Vehicle(s) is in the name of the Titling Trust and (v) any and all other documents that the Servicer keeps on file in accordance with the Customary Servicing Practices related to such Lease Agreement or the related Leased Vehicle(s) or Lessee, including any written agreements modifying such Lease Agreement (including any Extension agreements).

“Lease Term” means the term of each Lease Agreement, as specified therein.

“Leased Vehicle” means a new or used automobile, sport utility vehicle, minivan or light-duty truck, together with all accessories, parts and additions constituting a part thereof, and all accessions thereto (except those accessories installed for the business purposes of the Lessee, in the case that the related Lease Agreement is a distinct and separate true lease contract), leased pursuant to a Lease Agreement.

“Lender” means AmeriCredit, in its capacity as Lender under the Credit and Security Agreement.

“Lending Facility” means the uncommitted revolving credit facility provided by the Lender to the Borrower pursuant to Section 2.1 of the Credit and Security Agreement.

“Lending Facility Amount” means $10,000,000,000, as such amount may be adjusted pursuant to Section 2.1(g) of the Credit and Security Agreement.

“Lending Facility Balance” means, as of any date of determination, the unpaid principal amount of all Advances outstanding under the Credit and Security Agreement.

“Lending Facility Closing Date” means January 31, 2011.

“Lending Facility Collection Account” has the meaning specified in Section 3.1(a) of the Basic Servicing Agreement.

“Lending Facility Default” has the meaning specified in Section 6.1 of the Credit and Security Agreement.

“Lending Facility Interest Payment Amount” means, with respect to any Payment Date and the related Interest Period, the sum of:

(i) the product of (A) the arithmetic mean of (1) the Lending Facility Balance as of the open of business on the first (1st) day of such Interest Period and (2) the Lending Facility Balance as of the close of business on the last day of such Interest Period, times (B) the Lending Facility Interest Rate, times (C) the actual number of days elapsed in such Interest Period divided by 365 (in the case of an Interest Period falling within a year that is not a leap year) or 366 (in the case of an Interest Period falling within a leap year); plus

(ii) the portion of the Lending Facility Interest Payment Amount with respect to the immediately preceding Payment Date that was not paid in such date.

“Lending Facility Interest Rate” means, with respect to any Interest Period, 2.50%.

“Lending Facility Pool” means, as of any date, all Collateral Lease Agreements on such date, including any Collateral Lease Agreements acquired with the proceeds of an Advance made on such date, but excluding any Collateral Lease Agreement designated as part of a Designated Pool as of such date, and all Collateral Leased Vehicles related to all such Collateral Lease Agreements.

“Lending Facility Pool Servicing Fee” means, with respect to the Lending Facility Pool, the fee payable on each Payment Date equal to, for the immediately preceding Collection Period, the product of (i) one-twelfth (1/12th) times (ii) 1.25% times (iii) the weighted average aggregate Securitization Values of the Collateral Lease Agreements allocated to the Lending Facility Pool during such Collection Period.

“Lending Facility Principal Payment Amount” has the meaning specified in Section 2.1(e) of the Credit and Security Agreement.

“Lending Facility Servicer Default” has the meaning specified in Section 4.1(a) of the Basic Servicing Agreement.

“Lending Facility Termination Date” means the twentieth (20th) anniversary of the Lending Facility Closing Date (as such date may be extended in accordance with Section 2.1(f) of the Credit and Security Agreement) or such earlier date on which the Lending Facility is terminated pursuant to agreement between the Borrower and the Lender or pursuant to Article VI of the Credit and Security Agreement.

“Lending Period” means the period beginning on and including the Lending Facility Closing Date and ending on but excluding the earlier of (i) the Lending Facility Termination Date, or (ii) the date on which the Lender terminates the Lending Period pursuant to Section 2.1(f) of the Credit and Security Agreement.

“Lessee” means each Person who is a lessee or co-lessee under a Lease Agreement, including any Person that executes a guarantee on behalf of such Lessee.

“Lessee Obligations” means, with respect to any Lease Agreement or Leased Vehicles, due and unpaid fines, taxes, administrative obligations and any other similar obligation owed by the Lessee.

“Lessor” means each Person who a the lessor under a Lease Agreement or the assignee thereof, including the Titling Trust or the Trustee on behalf of the Titling Trust as provided in the Titling Trust Agreement.

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to any property by operation of law as a result of any act or omission by any Person.

“Like Kind Exchange” means the exchange of a Replacement Vehicle for a Leased Vehicle in a manner so as to defer the recognition of taxable gain upon the disposition of such Leased Vehicle in accordance with and pursuant to Section 1031 of the Internal Revenue Code, as amended.

“LKE Program” means an ongoing program of multiple Like Kind Exchanges of 100 or more properties which will be considered an “LKE Program” within the meaning of Internal Revenue Service Revenue Procedure 2003-39.

“Liquidated Lease” means, with respect to any Collection Period, a Lease Agreement: (i) in respect of which each of the related Leased Vehicles was sold or otherwise disposed of by the Servicer following the scheduled or early termination of such Lease Agreement, (ii) that terminated more than sixty (60) days prior to the end of such Collection Period and each of the related Leased Vehicles has not been sold or otherwise disposed of by the Servicer as of the end of such Collection Period or (iii) in respect of which the Servicer’s records, in accordance with the Customary Servicing Procedures, indicate that all Insurance Proceeds expected to be received have been received following a casualty or other loss with respect to the related Leased Vehicles.

“Liquidated Vehicle” means the Leased Vehicle(s) related to a Defaulted Lease or a Liquidated Lease.

“Liquidation Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Defaulted Lease or Liquidated Lease, including expenses of any collection effort (whether or not resulting in a lawsuit against the related Lessee) or other expenses incurred prior to repossession, recovery or return of each of the related Liquidated Vehicle(s), expenses incurred in connection with the sale or other disposition of each such Liquidated Vehicle that has been repossessed or recovered or has reached its Maturity Date and expenses incurred in connection with making claims for any Liquidation Expenses and amounts required by applicable law or under the terms of the related Liquidated Lease to be remitted to the related Lessee.

“Liquidation Proceeds” means gross amounts received by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease Agreement, whether from the sale or other disposition of the related Leased Vehicle(s) (irrespective of whether or not such proceeds exceed the related Contract Residual Value(s)), the proceeds of any repossession, recovery or any collection effort, the proceeds of recourse or similar payments payable under the related Lease Agreement, receipt of Net Insurance Proceeds, application of the related Security Deposit, the proceeds of any disposition fees or otherwise.

“Matured Lease” means, as of any date, any Lease Agreement that has reached its Maturity Date.

“Matured Vehicle” means, as of any date, any Leased Vehicle the related Lease Agreement of which is a Matured Lease or has been terminated by the related Lessee prior to the Maturity Date (and the Lessee is not in default under such Lease Agreement), which Leased Vehicle has been returned to the Servicer on behalf of the Titling Trust.

“Matured Vehicle Inventory” means, as of any date, all Matured Vehicles that have not yet been sold or otherwise disposed of by the Servicer pursuant to this Agreement.

“Maturity Date” means, with respect to any Lease Agreement, last date of the lease term as set forth in such Lease Agreement or, in the case of an Extended Lease Agreement, the revised termination date.

“Maximum Residualizable MSRP” means, with respect to any Leased Vehicle, the manufacturer’s suggested retail price of the typically equipped vehicle of the same make, model and model year and value adding options, giving only partial credit or no credit for those options that add little or no value to the resale price of the vehicle.

“Monthly Exchange Note Report” has the meaning specified in Section 2.8(a) of the Basic Servicing Agreement.

“Monthly Lending Facility Pool Report” has the meaning specified in Section 2.8(a) of the Basic Servicing Agreement.

“Monthly Payment” means, with respect to any Lease Agreement, the amount of each level monthly payment payable to the Lessor in accordance with the terms thereof, net of any portion of such fixed monthly payment that represents an Administrative Charge, which amortizes the net capitalized cost of each related Leased Vehicle to their respective Contract Residual Values by the end of the related Lease Term.

“Moody’s” means Moody’s Investors Service and its successors.

“Multiemployer Plan” means a Plan with respect to AmeriCredit or any of its Affiliates that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Book Value” means, with respect to any Leased Vehicle as of any day, the Gross Capitalized Cost of such Leased Vehicle minus accumulated depreciation of the such Leased Vehicle.

“Net Insurance Proceeds” means Insurance Proceeds net of related Insurance Expenses.

“Net Liquidation Proceeds” means Liquidation Proceeds (including Early Termination Sale Proceeds and Scheduled Termination Sale Proceeds) net of related Liquidation Expenses.

“Nominee Agreement” shall have the meaning set forth in Section 4.3(b) of the Titling Trust Agreement.

“Officer’s Certificate” means a certificate signed by (i) the chairman of the board, the president, any executive vice president, any senior vice president, any vice president, any treasurer, assistant treasurer, secretary or assistant secretary of the Servicer or by (ii) any Authorized Officer of the Borrower, as applicable.

“Opinion of Counsel” means a written opinion of counsel (who may be, except as otherwise expressly provided in the Basic Documents pursuant to which such opinion is provided, employed by, or otherwise serve as counsel to, AmeriCredit and/or its Affiliates) that is in form and substance reasonably satisfactory to the party or parties to whom it is delivered.

“Other Assets” has the meaning specified in Section 10.7(b)(ii) of the Credit and Security Agreement.

“Other Liabilities” has the meaning specified in Section 10.7(c) of the Credit and Security Agreement.

“Owner Trustee” shall have the meaning set forth in the Preamble to the Titling Trust Agreement.

“Payment Ahead” means any payment of all or a part of one or more Monthly Payments remitted by a Lessee with respect to a Lease Agreement in excess of the Monthly Payment due with respect to such Lease Agreement.

“Payment Date” means, with respect to each Collection Period, the twentieth (20th) day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing on March 21, 2011.

“Payment Due Date” means, as to each Lease Agreement, the date each month on which Monthly Payments are due under the terms of such Lease Agreement.

“Payment Information” has the meaning specified in Section 2.7(b)(i) of the Basic Servicing Agreement.

“Permitted Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(i) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the full faith and credit of the United States of America;

(ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities (which may include the Administrative Agent); provided, however, that at the time of the investment or contractual commitment to invest therein the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a short-term credit rating from each of the Rating Agencies of “A-1”/ “P-1” or better;

(iii) commercial paper, variable amount notes or other short term debt obligations having, at the time of the investment or contractual commitment to invest therein, a short-term credit rating from each of the Rating Agencies of “A-1”/ “P-1” or better;

(iv) investments in money market or common trust funds having a short-term rating of “AAAm” or better by S&P and a long-term rating of “Aaa-mf” by Moody’s;

(v) bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above; or

(vi) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above.

Any of the foregoing Permitted Investments may be purchased by or through any Trustee or the Collateral Agent or any of their respective Affiliates.

“Permitted Lien” means, with respect to any Lease Agreement or Leased Vehicle, any tax lien, mechanics’ lien or lien that attaches to a Lease Agreement or Leased Vehicle by operation of law and arising solely as a result of an action or omission of the related Lessee and the lien of the Collateral Agent pursuant to the Credit and Security Agreement.

“Person” means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Plan” means, with respect to a Person, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or a Commonly Controlled Entity related to such Person with respect to such Person is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pool” means the Lending Facility Pool or a Designated Pool, as applicable.

“Proceeding” means any suit or action at law or in equity or any other judicial or administrative proceeding, including any bankruptcy proceeding.

“Proceeds” has the meaning specified under the UCC.

“Projected Base Residual Value” means, with respect to any Leased Vehicle, the amount described in clause (ii) of the definition of Securitization Value in respect of such Leased Vehicle.

“Protected Purchaser” has the meaning specified in Section 4.5 of the Credit and Security Agreement.

“Pull Ahead Lease Agreement” means a Lease Agreement with respect to which the related Lessee has elected to terminate such Lease Agreement prior to its Maturity Date by delivering the related Leased Vehicle(s) to a Dealer in connection with a Pull Ahead Program.

“Pull Ahead Payment” means, with respect to any Pull Ahead Lease Agreement, payments made by a Pull Ahead Payment Provider in an amount equal to all waived Monthly Payments in connection with a Pull Ahead Program.

“Pull Ahead Payment Provider” means General Motors Company or an Affiliate thereof that makes payments to the Servicer in connection with a Pull Ahead Program.

“Pull Ahead Program” means any program instituted by the Servicer or an Affiliate thereof pursuant to which a Lessee shall be permitted to terminate its Lease Agreement prior to the related Maturity Date without payment by the Lessee of all or a portion of the remaining Monthly Payments due in accordance with the terms of the related Lease Agreement.

“Qualified Intermediary” means an entity that is engaged by AmeriCredit to participate in a LKE Program that qualifies as a “Qualified Intermediary” as defined in Section 1.1031(k)-1(g)(4) of the Treasury Regulations.

“Qualified Purchaser” means a qualified purchaser as defined in the Investment Company Act.

“Rating Agency” means either Moody’s and/or S&P, as the context may require.

“Record Date” means, with respect to a Payment Date or Exchange Note Redemption Date, the close of business on the day immediately preceding such Payment Date or Exchange Note Redemption Date.

“Registrar of Titles” means the applicable department, agency or official in a State responsible for accepting applications and maintaining records relating to Certificates of Title and Liens thereupon.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replacement Vehicle” means a Leased Vehicle that is purchased by the Qualified Intermediary in exchange for a related Liquidated Vehicle, in accordance with and pursuant to § 1031 of the Internal Revenue Code, as amended, or any statute or regulation of similar effect.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Repurchase Payment” means, with respect to any Lease Agreement or Leased Vehicle, as the case may be, that is to be purchased by the Servicer pursuant to Section 2.6 of the Basic Servicing Agreement or reallocated from the related Designated Pool to the Lending Facility Pool in accordance with the related Servicing Supplement due to the breach of any representation, warranty or covenant under such Servicing Supplement, either (A) the Securitization Value of such Lease Agreement as of the end of the Collection Period in which (1) the cure period ended with respect to Section 2.6(b) of the Basic Servicing Agreement or (2) the Servicer discovers or receives notice of such change with respect to Section 2.6(c) of the Basic Servicing Agreement or (B) with respect to any Lease Agreement or Leased Vehicle, as the case may be, allocated to a Designated Pool, the purchase price as set forth in the related Servicing Supplement if a separate calculation of the “Repurchase Payment” is set forth therein.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means when used with respect to (i) the Administrative Agent, the Collateral Agent or any Trustee, any officer in the corporate trust office of such Person, including any president, vice president, assistant vice president, trust officer, secretary, assistant secretary or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of or familiarity with the particular subject and who shall have direct responsibility for the administration of the relevant Trust Document or (ii) the Servicer, the Chairman of the Board of Directors, the President, any Senior Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, the Controller or any Assistant Controller of the Servicer.

“Retained Payment Ahead” means, with respect to any Lease Agreement and as of any date of determination, the difference between (i) all Payments Ahead received through and including such date with respect to such Lease Agreement minus (ii) all Applied Payments Ahead with respect to such Lease Agreement that have been deposited to the related Collection Account by the Servicer on or prior to such date.

“S&P” means S&P Global Ratings and its successors.

“Schedule of Designated Pool Assets” means the Schedule of Designated Pool Assets attached to each Exchange Note Supplement.

“Scheduled Termination Sale Proceeds” means, with respect to a Collection Period, all Net Liquidation Proceeds received by the Servicer during such Collection Period for all Leased Vehicles returned to the Servicer on or after the termination of the related Lease Agreements at their respective Maturity Dates and sold during such Collection Period.

“Secured Obligations” has the meaning specified in Section 3.2(b) of the Credit and Security Agreement.

“Secured Parties” means the Lender and each Exchange Noteholder.

“Securitization Value” means, on any date of determination, with respect to any Lease Agreement the sum of: (i) the present values, as of the last day of the immediately preceding Collection Period (or, if more recent, the Cutoff Date with respect to such Lease Agreement), of each remaining Monthly Payment due under such Lease Agreement, as of such day, discounted from the last day of the Collection Period in which such Monthly Payment is due (or, in the case of a delinquent Monthly Payment, from the last day of the Collection Period in which the next Monthly Payment is due) to such day, at a rate equal to the Discount Rate applicable on such date of determination with respect to such Lease Agreement on the related Determination Date, in each case, computed on the basis of the assumption that each Collection Period is thirty (30) days plus (ii) the present value of the Base Residual Value with respect to each of the related Leased Vehicles as of the last day of the immediately preceding Collection Period (or, if more recent, the Cutoff Date with respect to such Lease Agreement), discounted from the last day of the Collection Period in which the Maturity Date with respect to such Lease Agreement is scheduled to occur to such day, at a rate equal to the Discount Rate applicable on such date of determination with respect to such Lease Agreement on the related Determination Date, in each case, computed on the basis of the assumption that each Collection Period is thirty (30) days.

“Security” means, with respect to any Series Interest, any Certificate, any Series Trust Note and any other security the payments on which are in any material part derived from or collateralized by Collections on the related Series Assets.

“Security Deposit” means, with respect to any Lease Agreement, the refundable security deposit specified in such Lease Agreement.

“Series” shall have the meaning set forth in Section 4.1(a) of the Titling Trust Agreement.

“Series Asset Schedule” shall have the meaning set forth in Section 4.1(b)(ii) of the Titling Trust Agreement.

“Series Assets” shall have the meaning set forth in Section 4.1(a) of the Titling Trust Agreement.

“Series Contract” means, with respect to any Series Interest, an agreement, contract or other written obligation of the Certificateholders of the related Series, the payments under which are in any material part derived from or collateralized by Collections on the related Series Assets.

“Series CSA Interest” means the Series Interest designated as the “Series CSA Interest” pursuant to Section 4.2 of the Titling Trust Agreement.

“Series CSA Interest Certificate” means, the Certificate issued by the Titling Trust that represents the entire Titling Trust Interest in the related Collateral Assets.

“Series Cutoff Date” means, with respect to any Series Interest, the first date as of which Collections on the related Series Assets will be allocated to such Series Interest.

“Series Designation Notice” shall have the meaning set forth in Section 4.1(b) of the Titling Trust Agreement.

“Series Indenture” means, with respect to any Series Trust Notes, the indenture, deed of trust, pooling and servicing agreement, revolving credit agreement or similar agreement or document pursuant to which such Series Trust Notes are issued.

“Series Interest” shall have the meaning set forth in Section 4.1(a) of the Titling Trust Agreement.

“Series Issuance Date” shall have the meaning set forth in Section 4.1(b)(i) of the Titling Trust Agreement.

“Series Servicer” shall have the meaning set forth in Section 4.3(a) of the Titling Trust Agreement. The Series Servicer with respect to the Series CSA Interest shall be the Servicer.

“Series Servicing Agreement” shall have the meaning set forth in Section 4.3(a) of the Titling Trust Agreement. The Series Servicing Agreement with respect to the Series CSA Interest shall be the Basic Servicing Agreement, as supplemented by each Servicing Supplement.

“Series Trust Note” means, with respect to any Series Interest, an obligation of the Titling Trust with respect to such Series Interest, which may be secured by the related Series Assets.

“Series Trust Noteholder” means each registered holder of a Series Trust Note.

“Servicer” means AmeriCredit, as servicer of the Lease Agreements and Leased Vehicles, and any Successor Servicer appointed pursuant to the Basic Servicing Agreement or the related Servicing Supplement, as applicable.

“Servicer Basic Documents” means, with respect to any Transaction, all related Basic Documents to which the Servicer is a party.

“Servicing Fee” means (i) with respect to the Lending Facility Pool, the Lending Facility Pool Servicing Fee and (ii) with respect to any Designated Pool, the Designated Pool Servicing Fee.

“Servicing Supplement” has the meaning specified in the Recitals of the Basic Servicing Agreement.

“Solvent” means, with respect to any Person, (i) the fair value of the assets of such Person at a fair valuation shall exceed the debts and liabilities, subordinated, contingent or otherwise, of such Person; (ii) the present fair salable value of the property of such Person shall be greater than the amount that shall be required to pay the probable liability of such Person on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (iii) such Person shall be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person shall not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“State” means any state of the United States of America or the District of Columbia.

“State of Qualification” has the meaning set forth in Section 5.7 of the Titling Trust Agreement.

“Statutory Trust Statute” shall have the meaning set forth in Section 1.1 of the Titling Trust Agreement.

“Subservicer” means any subservicer appointed by the Servicer pursuant to Section 2.16 of the Basic Servicing Agreement to perform any of the Servicer’s obligations thereunder and/or under any Servicing Supplement.

“Subsidiary” means, in the case of any Person, any other Person of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such other Person are at the time directly or indirectly owned by such Person.

“Successor Servicer” means any successor to AmeriCredit in its capacity as Servicer that is appointed pursuant to the Basic Servicing Agreement and/or the related Servicing Supplement, as applicable.

“Tax” or “Taxes” means any and all taxes, including but not limited to, net income, franchise, value added, ad valorem, gross income, gross receipts, sales, use, property (personal and real and tangible and intangible), stamp taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any and all penalties, fines, additions to tax and interest imposed by any federal, state, local or foreign government or political subdivision thereof.

“Terminated Lease” means, as of any date, any Lease Agreement that was terminated by the related Lessee prior to its Maturity Date (and the Lessee is not in default under such Lease Agreement).

“Titling Trust” means ACAR Leasing Ltd., a Delaware statutory trust.

“Titling Trust Agreement” means the Amended and Restated Trust Agreement, dated as of January 31, 2011, between APGO Trust, as the Settlor, and Wilmington Trust Company, as Owner Trustee, Administrative Trustee and Delaware Trustee, as the same may be amended or supplemented from time to time.

“Titling Trust Permissible Name” means any of ACAR Leasing, Inc.; ACAR Leasing Ltd.; ACAR Leasing Ltd., Inc.; ACAR Leasing; ACAR Leasing Business Trust; ACAR Leasing Ltd. of Pennsylvania; and any other name (including any “doing business as” name) notified in writing from time to time by the Servicer to the Collateral Agent.

“Transaction” means any (i) financing transaction undertaken by a Secured Party that is secured, directly or indirectly, by Collateral Assets or an Exchange Note or any interest therein and any financing undertaken in connection with the issuance, pledge or assignment of an Exchange Note, (ii) any sale, lease or other transfer by a Secured Party or a special purpose entity Affiliate of a Secured Party of an interest in an Exchange Note or in any Collateral Assets or (iii) any other asset securitization, secured loan or similar transaction involving Collateral Assets or any beneficial interest therein or in the Titling Trust.

“Treasury Regulations” means the then in effect regulations promulgated under the Code, including any successor regulations or provisions therein.

“Trust Agency Agreement” shall have the meaning set forth in Section 5.3(e) of the Titling Trust Agreement of the Titling Trust Agreement.

“Trust Agent” shall have the meaning set forth in Section 5.3(e) of the Titling Trust Agreement.

“Trust Assets” shall have the meaning set forth in Section 2.1 of the Titling Trust Agreement.

“Trust Documents” means the Titling Trust Agreement, the Certificate of Trust, and any Basic Documents to which the Titling Trust is a party.

“Trustee” means, as the context requires, any or all of the Owner Trustee, the Administrative Trustee and/or the Delaware Trustee.

“Trustee Accounts” shall have the meaning set forth in Section 7.1(a) of the Titling Trust Agreement.

“Trustee Bank” means a Person, in its individual capacity, that acts as a Trustee under the Titling Trust Agreement.

“Trustee Claims” shall have the meaning set forth in Section 5.5(a) of the Titling Trust Agreement.

“UCC” means unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“Wells Fargo” means Wells Fargo Bank, National Association.